                                CREDIT AGREEMENT

                                      AMONG

                                JORE CORPORATION

                                       AND

                             THE BANKS NAMED HEREIN

                                       AND

                       FIRST SECURITY BANK, N.A., AS AGENT


                                      DATED

                                  JULY 25, 2000

         TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS                                  1

ARTICLE 2 - LOANS AND TERMS OF PAYMENT                                       11
         2.1      REVOLVING CREDIT                                           11
                  2.1.1    NOTICE AND MANNER OF BORROWING                    11
                  2.1.2    INTEREST                                          12
                  2.1.3    REVOLVING NOTES                                   14
                  2.1.4    REPAYMENT                                         14
                  2.1.5    USE OF PROCEEDS OF REVOLVING LOANS                15
                  2.1.6    NON-RECEIPT OF FUNDS BY AGENT                     15

         2.2      ADDITIONAL INTEREST RATE PROVISIONS                        16
         2.3      LIBOR LOAN EXTENSIONS AND CONVERSIONS                      17
         2.4      FUNDING LOSS INDEMNIFICATION                               17
         2.5      REDUCTION OF COMMITMENT AMOUNT                             18
         2.6      COMMITMENT FEE                                             18
         2.7      DOCUMENTATION FEE                                          18
         2.8      AGENCY FEE                                                 18
         2.9      TAXES ON PAYMENTS                                          18
         2.10     GRANT OF SECURITY INTEREST                                 19
         2.11     FINANCING STATEMENTS                                       19

ARTICLE 3 - CONDITIONS PRECEDENT                                             20
         3.1      INITIAL ADVANCE.                                           20
                  3.1.1    REVOLVING NOTE                                    20
                  3.1.2    SECURITY AGREEMENT                                20
                  3.1.3    EVIDENCE OF INSURANCE                             20
                  3.1.4    OPINION OF COUNSEL FOR BORROWER                   20
                  3.1.5    EVIDENCE OF ALL CORPORATE ACTION BY BORROWER      20
                  3.1.6    CERTIFICATES OF EXISTENCE FOR BORROWER            20
                  3.1.7    ARTICLES OF INCORPORATION AND BYLAWS OF BORROWER  21
                  3.1.8    CERTIFICATES OF ASSUMED BUSINESS NAME             21
                  3.1.9    LETTER TO ACCOUNTANTS                             21
                  3.1.10   PUBLIC RECORD SEARCHES                            21
                  3.1.11   PAYMENT OF DOCUMENTATION AND AGENCY FEES.         21
                  3.1.12   ADDITIONAL DOCUMENTS                              21

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES                                   22
         4.1      ORGANIZATION, GOOD STANDING, AND DUE QUALIFICATION         22
         4.2      POWER AND AUTHORITY                                        22
         4.3      LEGALLY ENFORCEABLE AGREEMENT                              23
         4.4      FINANCIAL STATEMENTS                                       23
         4.5      LABOR DISPUTES AND CASUALTIES                              23
         4.6      OTHER AGREEMENTS                                           23


                                     -i-

         4.7      NO LITIGATION                                              23
         4.8      NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS             24
         4.9      OWNERSHIP AND LIENS                                        24
         4.10     EMPLOYEE BENEFITS                                          24
         4.11     OPERATION OF BUSINESS                                      24
         4.12     TAXES                                                      25
         4.13     DEBT.                                                      25
         4.14     ENVIRONMENTAL MATTERS                                      25
         4.15     INVESTMENT COMPANY ACT                                     26
         4.16     PERFECTION OF SECURITY INTEREST                            26
         4.17     SUBSIDIARIES                                               26

ARTICLE 5 - AFFIRMATIVE COVENANTS                                            26
         5.1      MAINTENANCE OF EXISTENCE                                   26
         5.2      MAINTENANCE OF RECORDS                                     26
         5.3      MAINTENANCE OF PROPERTIES                                  26
         5.4      CONDUCT OF BUSINESS                                        27
         5.5      MAINTENANCE OF INSURANCE                                   27
         5.6      COMPLIANCE WITH LAWS                                       27
         5.7      RIGHT OF INSPECTION                                        27
         5.8      REPORTING REQUIREMENTS                                     28
                  5.8.1    MONTHLY FINANCIAL STATEMENTS                      28
                  5.8.2    QUARTERLY FINANCIAL STATEMENTS                    28
                  5.8.3    ANNUAL FINANCIAL STATEMENTS                       28
                  5.8.4    BORROWING BASE CERTIFICATE.                       28
                  5.8.5    MANAGEMENT LETTERS.                               28
                  5.8.6    NOTICE OF LITIGATION                              28
                  5.8.7    NOTICE OF DEFAULTS AND EVENTS OF DEFAULT          29
                  5.8.8    ERISA REPORTS.                                    29
                  5.8.9    COMPLIANCE CERTIFICATE.                           29
                  5.8.10   ANNUAL FORECASTS                                  29
                  5.8.11   GENERAL INFORMATION                               29
         5.9      ENVIRONMENT                                                29
         5.11     BANK ACCOUNTS                                              30

ARTICLE 6 - NEGATIVE COVENANTS                                               30
         6.1      LIENS                                                      30
         6.2      DEBT                                                       31
         6.3      MERGERS OR REORGANIZATION                                  32
         6.4      LEASES                                                     32
         6.5      SALE AND LEASEBACK                                         32
         6.6      DIVIDENDS                                                  32
         6.7      SALE OF ASSETS                                             33
         6.8      INVESTMENTS                                                33
         6.9      GUARANTIES                                                 33
         6.10     ERISA PLANS                                                33

                                     -ii-

         6.11     TRANSACTIONS WITH AFFILIATES                               33
         6.12     CHANGE OF NAME                                             34
         6.13     CHANGE IN MANAGEMENT                                       34
         6.14     ACCOUNTING                                                 34
         6.15     LOCATION OF CHIEF EXECUTIVE OFFICE                         34
         6.16     BRANDED INVENTORY                                          34

ARTICLE 7 - FINANCIAL COVENANTS                                              34
         7.1      CAPITAL EXPENDITURE                                        34
         7.2      CURRENT RATIO                                              35
         7.3      LEVERAGE RATIO                                             35
         7.4      FUNDED DEBT/EBITDA RATIO                                   35

ARTICLE 8 - EVENTS OF DEFAULT                                                35
         8.1      EVENTS OF DEFAULT                                          35
         8.2      CURE OF EVENT OF DEFAULT                                   38
         8.3      AUTOMATIC EVENT OF DEFAULT                                 38

ARTICLE 9 - BANK'S RIGHTS AND REMEDIES                                       38
         9.1      SPECIFIC REMEDIES                                          38
         9.2      BANKRUPTCY REMEDIES.                                       38
         9.33     SET OFF                                                    39
         9.4      CUMULATIVE REMEDIES.                                       39

ARTICLE 10 - AGENCY PROVISIONS                                               39
         10.1     AUTHORIZATION AND ACTION                                   39
         10.2     LIABILITY OF AGENT                                         39
         10.3     RIGHTS OF AGENT AS A BANK                                  40
         10.4     INDEPENDENT CREDIT DECISIONS                               40
         10.5     INDEMNIFICATION                                            41
         10.6     SUCCESSOR AGENT                                            41
         10.7     SHARING OF PAYMENTS, ETC.                                  41

ARTICLE 11 - MISCELLANEOUS                                                   42
         11.1.  AMENDMENTS, ETC                                              42
         11.2.  NOTICES, ETC                                                 42
         11.3.  NO WAIVER                                                    43
         11.4.  SUCCESSORS AND ASSIGNS                                       43
         11.5.  INTEGRATION                                                  43
         11.6.  APPLICATION OF PAYMENTS                                      43
         11.7.  CONTINUING WARRANTIES, REPRESENTATIONS AND COVENANTS         44
         11.8.  INDEMNITY                                                    44
         11.9.  CHOICE OF LAW AND VENUE                                      44
         11.10.  SEVERABILITY OF PROVISIONS                                  44
         11.11.  HEADINGS                                                    44
         11.12.  JURY TRIAL WAIVER                                           45

                                     -iii-

         11.13.  DESTRUCTION OF BORROWER'S DOCUMENTS                         45
         11.14    PARTICIPATIONS AND ASSIGNMENTS                             45
                  11.14.1  PARTICIPATIONS                                    45
                  11.14.2  ASSIGNMENTS                                       45
         11.15.  EFFECTIVE DATE                                              46
         11.16.  COUNTERPARTS                                                47



                          EXHIBITS TO CREDIT AGREEMENT

EXHIBIT NO.                EXHIBIT DESCRIPTION
-----------                -------------------
2.1.1.1                    AUTHORIZED PERSONS
2.1.1.2                    LIBOR LOAN REQUEST FORM
2.1.3                      FORM OF REVOLVING NOTE
3.1.4                      FORM OF OPINION OF COUNSEL FOR BORROWER
3.1.9                      FORM OF LETTER TO ACCOUNTANTS
4.13                       DEBT
4.17                       SUBSIDIARIES
5.8.4                      FORM OF BORROWING BASE CERTIFICATE
6.1                        LIENS
6.10                       ERISA PLANS
11.14.2                    FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT is entered into as of the 25th day of July, 2000, among JORE CORPORATION, a Montana corporation ("Borrower"), each of the financial institutions from time to time listed in Schedule A, as amended from time to time (collectively, the "Banks"), and FIRST SECURITY BANK, N.A. ("Agent") as agent for the Banks.

                  The parties agree as follows:

                                    AGREEMENT

                  ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS

                  1.1      DEFINED TERMS.

                  As used in this Agreement, the following terms shall have the following definitions (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  "ACCOUNT" means a trade account, account receivable, or other right to payment for goods sold or leased or for services rendered (whether or not it has been earned by performance) owing to Borrower.

                  "ACCOUNT DEBTOR" means the person or entity obligated on an Account.

                  "ADJUSTED LIBOR INTEREST RATE" means the rate per annum equal to the quotient of (i) the London Interbank Offered Rate divided by (ii) one (1) minus the Eurocurrency Reserve Requirement for the applicable Interest Period, rounded upward, if necessary, to the nearest one-sixteenth of one percent. "Eurocurrency Reserve Requirement" means, for any LIBOR Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained by Bank during such Interest Period under Regulation D of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time, against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by Bank against (i) any category of liabilities that includes deposits by reference to which the Adjusted LIBOR Interest Rate for LIBOR Loans is to be determined; or (ii) any category of extension of credit or other assets that include LIBOR Loans.

                  "AFFILIATE" means any Person (1) who directly or indirectly controls, or is controlled by, or is under common control with the Borrower; (2) who directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "AGENT" means First Security Bank, N.A., its successors and assigns, in its capacity as agent for the Banks.

                  "AGREEMENT" means this Credit Agreement, as amended, supplemented, or modified from time to time.

                  "BANK'S COMMITMENT" means, with respect to any Bank at any time, such Bank's Proportionate Share at such time of the Commitment Amount.

                  "BANKS" means the financial institutions from time to time listed in SCHEDULE A, as amended by Banks from time to time (referred to individually as a "Bank").

                  "BORROWER" means Jore Corporation, a Montana corporation.

                  "BORROWING BASE" means, at any time the same is to be determined, the sum of:

                  (a) 85% of the then outstanding unpaid amount of Eligible Accounts; plus

                  (b) 65% of the sum of the value (computed at the lower of cost or market based on the specific identification method of inventory valuation applied by the Borrower in accordance with GAAP) of Eligible Inventory MINUS, the then applicable Adjusted Inventory Reserve, MINUS the then applicable Inventory Adjustments; plus

                  (c) the lesser of (i) $3,000,000 and (ii) 30% of the book value (computed in accordance with GAAP) of Eligible Equipment, provided however, that if the Borrower maintains a Funded Debt/EBITDA Ratio greater than
2.5 to 1, then this paragraph (c) shall be equal to -0-;

PROVIDED that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished pursuant to Section 5.8.4 and, if required by the Agent or the Majority Banks pursuant to the terms of this Agreement or any security agreement, as verified by such other evidence required to be furnished to the Agent pursuant to any such Security Agreement.

                  "Adjusted Inventory Reserve" means, the following:

    FUNDED DEBT/EBITDA RATIO FOR TWO                       ADJUSTED INVENTORY RESERVE
         CONSECUTIVE QUARTERS
-------------------------------------------------------------------------------------
at or above 3.5 to 1                                       8% of Eligible Inventory


                                       2

at or above 2.5 to 1, but less than 3.5 to 1               5% of Eligible Inventory

Below 2.5 to 1                                             None -0-

                  After the close of every two consecutive quarter-annual accounting periods of the Borrower (the close of every two consecutive quarter-annual accounting periods being hereinafter referred to as the "Testing Time"), the Agent shall (i) confirm the Funded Debt/EBIDTA Ratio required in the chart above as of the Testing Time based upon the financial statement therefore furnished to it as required under this Agreement, and (ii) notify the Borrower and the Banks of such determination and of any change to the Adjusted Inventory Reserve resulting therefrom. Any change in the Adjusted Inventory Reserve shall be effective on the 5th Business Day after the Agent's receipt of the Borrower's most recent financial statements from the fiscal quarter then ended (commencing with the financial statements for fiscal quarter ending September 30, 2000), pursuant to Section 5.8.2 hereof and with such new Adjusted Inventory Reserve to continue in effect until the effectiveness of the next redetermination thereof. If the Borrower has not delivered its financial statements by the date such financial statements are required to be delivered under Section 5.8.2, until such financial statements are delivered, the Adjusted Inventory Reserve shall be the highest Adjusted Inventory Reserve (i.e., the Funded Debt/EBITDA Ratio shall be deemed to be at or above 3.5 to 1.0). Any determination by the Agent of the Adjusted Inventory Reserve shall be conclusive and binding upon the Borrower and the Banks provided that it has been made in good faith and absent manifest error.

                  "Inventory Adjustments" means the following:

  FUNDED DEBT/EBITDA RATIO FOR TWO                             INVENTORY ADJUSTMENTS
       CONSECUTIVE QUARTERS
-------------------------------------------------------------------------------------------------------------------------
at or above 3.5 to 1                              The value of Eligible Inventory consisting of any of the following:
                                                  (i) Inventory owned by Borrower more than 180 days;
                                                  (ii) Inventory held by Borrower on consignment;
                                                  (iii) Finished goods packaging;
                                                  (iv) All labels and packaging bearing the Stanley brand mark , whether such labels and packaging is affixed to or part of work-in-progress inventory or finished goods inventory; and
                                                  (v) Inventory that contains or bears a Stanley brand mark, and such brand mark can not be removed in such a way as to make the inventory unidentifiable as specific Stanley brand inventory within 30 days of a request for removal by the Banks


                                       3

or above 2.5 to 1, but less than 3.5 to 1         The value of Eligible Inventory consisting of any of the following:
                                                  (i) Inventory owned by Borrower more than 180 days;
                                                  (ii) Inventory on consignment;
                                                  (iii) Finished goods packaging;
                                                  (iv) All labels and packaging bearing the Stanley brand mark , whether such labels and packaging is affixed to or part of work-in-progress inventory or finished goods inventory; and
                                                  (v) Inventory that contains or bears a Stanley brand mark, and such brand mark can not be removed in such a way as to make the inventory unidentifiable as specific Stanley brand inventory within 30 days of a request for removal by the Banks
Below 2.5.1                                       The value of Eligible Inventory consisting of any of the following:
                                                  (i) Inventory owned by Borrower more than 180 days;
                                                  (ii) Inventory on consignment;
                                                  (iii) All labels and packaging bearing the Stanley brand mark , whether such labels and packaging is affixed to or part of work-in-progress inventory or finished goods inventory; and
                                                  (iv) Inventory that contains or bears a Stanley brand mark, and such brand mark can not be removed in such a way as to make the inventory unidentifiable as specific Stanley brand inventory within 30 days of a request for removal by the Banks

                  "BUSINESS DAY" means a day other than Saturday or Sunday and a day on which commercial banks are required to be open for business in Boise, Idaho, under the laws of the state of Idaho, and, if the applicable day relates to a LIBOR Loan, Interest Period, or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried on in the London Interbank market and banks are open for business in London.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

                  "COLLATERAL" means and includes, without limitation, all property and assets granted as collateral security for an Obligation, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The Collateral includes, without limitation, all of Borrower's now owned or hereafter acquired Accounts, Inventory, chattel paper, equipment, patents, trademarks, and general intangibles.

                  "COMMITMENT AMOUNT" means Thirty-five Million Dollars ($35,000,000).

                  "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of
Section 414(b) or 414(c) of the Code.

                  "ELIGIBLE ACCOUNT" means an Account, excluding all of the following:

                           (a)      Accounts that remain uncollected more than
ninety (90) days from the original invoice date ("Delinquent Accounts").

                           (b)      Accounts due from an Account Debtor that has
suffered a business failure or the termination of its existence, or as to which a dissolution, insolvency or bankruptcy proceeding has been commenced, any assignment for the benefit of creditors has been made, or a trustee, receiver or conservator has been appointed for all or any part of the property of such Account Debtor.

                           (c)      Accounts due from an Account Debtor
affiliated with Borrower in any manner, including, without limitation, as stockholder, owner, officer, director, agent or employee.

                           (d)      Accounts with respect to which payment is
or may be conditional.

                           (e)      Accounts due from an Account Debtor who is
not a resident or citizen of, located in, or subject to service of process in, the United States of America, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Bank.

                           (f)      Accounts with respect to which goods are
placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

                           (g)      Accounts due from an Account Debtor that is
any national, federal or state government, including, without limitation, any instrumentality, division, agency, body or department thereof, except where such Account Debtor has agreed to make payment directly to the Agent on behalf of the Banks.

                           (h)      Accounts commonly known as "bill and hold"
or similar arrangement.

                           (i)      Accounts due from an Account Debtor as to
which twenty-five percent (25%) or more of the aggregate dollar amount of all outstanding accounts owing from such Account Debtor are Delinquent Accounts.

                           (j)      That portion of Accounts due from an Account
Debtor (other than Sears or Home Depot) that is in excess of 50% of Borrower's aggregate dollar amount of all outstanding accounts.

                           (k)      Accounts as to which Borrower is or may
become liable to the Account Debtor for any reason.

                           (l)      Accounts that are not free of all liens,
encumbrances, charges, rights and interest of any kind, except in favor of Lender.

                           (m)      Accounts that are supported or represented
by chattel paper or an instrument, unless such instrument or chattel paper is endorsed and actually delivered to Agent and Majority Banks shall have specifically agreed to include the current payment due under the instrument or chattel paper as an Eligible Account.

                           (n)      Accounts with respect to which the Account
Debtor is located for purposes of collection of the Account in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year.

                           (o)      Accounts with respect to which the Account
Debtor has not received and accepted the goods sold or leased or the services rendered, as applicable.

                  "ELIGIBLE EQUIPMENT" means all of the following property of Borrower in which Banks, through Agent, have a first, perfected security interest and that is not subject to a Lien in favor of any other Person: all of Borrower's equipment and machinery in all of its forms, wherever located, now or hereafter existing, all fixtures, and all parts thereof and all accessions thereto.

                  "ELIGIBLE INVENTORY" means Inventory held by Borrower for sale or lease in the ordinary course of Borrower's business that is: (a) new and unused finished goods ready for sale; (b) Inventory in which Banks, through Agent, have a first, perfected security interest; (c) not subject to a Lien in favor of any other person; (d) of good and merchantable quality free from defects; (e) not owned by Borrower for more than 180 days; (f) acceptable to Bank in its reasonable sole discretion; (g) if stored with a bailee, warehouseman or similar party, such party has issued and delivered to Agent, in form and substance acceptable to Agent, warehouse receipts therefor in Agent's name; and (h) located at a place disclosed to Agent in accordance with the Security Agreement.

                  "ENVIRONMENTAL LAWS" shall mean and include, without limitation, the Resource Conversation and Recovery Act of 1976 (RCRA), 42 USC Sections 6901 et. seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) 42 USC Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), the Hazardous Materials Transportation Authorization Act of 1994, 49 USC Sections 5101 et. seq., the

Federal Water Pollution Control Act, 33 USC Sections 1251 et. seq., the Clean Air Act, 42 USC Sections 741 et. seq., the Clean Water Act, 33 USC ss. 7401, the Toxic Substances Control Act, 15 USC Sections 2601-2629, the Safe Drinking Water Act, 42 USC Sections 300f-300j, and all amendments thereto, and rules, regulations, orders, and decrees promulgated thereunder, and any other local, state and/or federal laws, rules, regulations and ordinances, whether currently in existence or hereafter enacted, that govern, to the extent applicable to Borrower's businesses, properties and assets: (a) the existence, cleanup and/or remedy of contamination on property; (b) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (c) the emission or discharge of Hazardous Substances into the environment; (d) the control of Hazardous Substances; or (e) the use, generation, transport, treatment, removal or recovery of Hazardous Substances.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, including any regulations issued in connection therewith.

                  "EVENT OF DEFAULT" means the occurrence of any of the events set forth in Article 8 of this Agreement.

                  "FUNDED DEBT/EBITDA RATIO" shall have the meaning assigned to such term in Section 7.4 of this Agreement.

                  "GAAP" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination consistently applied.

                  "HAZARDOUS SUBSTANCE" means (a) any oil, petroleum products, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants that (i) pose a hazard to Borrower's owned or leased real property or to persons on or about such real property or (ii) cause Borrower's owned or leased real property to be in violation of any Environmental Laws; (b) asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) any chemical, material or substance defined as or included in the definition of "waste," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Environmental Laws; (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of Borrower's owned or leased real property or the owners and/or occupants of property adjacent to or surrounding such real property or any other person coming upon such real property or adjacent property; and (e) any other chemical, materials or substance that may or could pose a hazard to the environment and are or become subject to regulation by any Environmental Laws.

                  "INTEREST PERIOD" means with respect to any LIBOR Loan, the period commencing on the date such loan is made and ending, as the Borrower may select, pursuant to this Agreement, on the numerically corresponding day in the first, second, or third calendar month thereafter, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

                  "INVENTORY" means all of Borrower's raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which Borrower now has or hereafter acquires any right, whether held by Borrower or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes Inventory temporarily out of Borrower's custody or possession and all returns on Accounts.

                  "LENDER EXPENSES" means all costs and expenses incurred by Agent in connection with the preparation, negotiation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, extension, renewal or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for Agent, incurred in connection with advising Agent as to its rights and responsibilities hereunder and structuring, drafting, reviewing, amending, or otherwise involving the Loan Documents, and all costs and expenses, including court costs, incurred by Agent and/or Banks in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise.

                  "LIBOR LOAN" means any loan under this Agreement bearing interest at a rate based upon Adjusted LIBOR Interest Rate.

                  "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                  "LOAN" means a Revolving Loan.

                  "LOAN DOCUMENTS" means collectively this Agreement, the Security Agreement, any note executed by Borrower to the order of a Bank and any other agreements or documents, whether now or hereafter existing, executed or delivered in connection with this Agreement or any amendment thereto, and any amendments, supplements, modifications, renewals, extensions, or refundings of any of the foregoing documents.

                  "LONDON INTERBANK OFFERED RATE" means for any Interest Period for a LIBOR Loan the lowest rate per annum quoted by Barclay's, Lloyd's, Chase, and Bank of America (or such other banks as may be agreed upon by Agent and Borrower in writing from time to time) at approximately 11:00 a.m. London time appearing on the Reuters LIBOR page screen two Business Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of dollar deposits for a period and an amount comparable to the Interest Period and principal amount of the LIBOR Loan that shall be made by Bank and outstanding during the Interest Period.

                  "MAJORITY BANKS" means at any time the Banks holding at least sixty-six percent (66%) of the then aggregate unpaid principal amount of the Revolving Notes held by the Banks, or, if no such principal amount is then outstanding, Banks having an aggregate Bank's Commitment of at least sixty-six percent (66%) of the Commitment Amount.

                  "MATURITY DATE" means July 25, 2002, or such other date as Bank and Borrower may agree upon in writing from time to time.

                  "MULTIEMPLOYER PLAN" means a Plan described in Section 4001(a)(3) of ERISA.

                  "OBLIGATIONS" means any and all loans, lines of credit, advances, letter of credit obligations, debts, overdrafts, liabilities, indebtedness, lease payments, guaranties, covenants, and duties owing by Borrower to Bank of any kind and description (whether advanced pursuant to or evidenced by the Loan Documents or any other instrument or agreement between Bank and Borrower), any debt, liability, or obligation owing by Borrower to others that Bank may have obtained by assignment or otherwise, any interest not paid when due, all Lender Expenses, and all renewals, extensions, and modifications of the foregoing, or any part thereof, whether any of the foregoing is direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "PERMITTED LIENS" shall have the meaning assigned to such term in Section 6.1 of this Agreement.

                  "PERMITTED LIENS" shall have the meaning assigned to such term in Section 6.1 of this Agreement.

                  "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

                  "PLAN" means any pension plan that is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

                  "PRIME LOAN" means any loan under this Agreement bearing interest at a rate based upon the Prime Rate.

                  "PRIME RATE" means the Agent's announced rate of interest referred to as its prime rate used as a reference point from which the cost of credit to customers may be calculated. The Prime Rate is subject to change from time to time. Agent may make loans to other Persons bearing interest at, above, or below the Prime Rate.

                  "PROHIBITED TRANSACTION" means any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code.

                  "PROPORTIONATE SHARE" means, with respect to each Bank, the percentage set forth under the caption "Proportionate Share" opposite such Bank's name in Schedule A.

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043 of ERISA.

                  "REVOLVING LOANS" shall have the meaning assigned to such term in Section 2.1 of this Agreement.

                  "REVOLVING NOTE" means a promissory note described in Subsection 2.1.5.

                  "SECURITY AGREEMENT" means the Security Agreement to be delivered to Bank by the Borrower pursuant to Subsection 3.1.2 of this Agreement.

                  1.2      ACCOUNTING TERMS.

                  All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.4, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

                     ARTICLE 2 - LOANS AND TERMS OF PAYMENT

                  2.1      REVOLVING CREDIT.

                  Upon the request of Borrower, made at any time and from time to time from the date hereof until the Maturity Date, and so long as no Event of Default has occurred, each Bank shall make loans to Borrower (the "Revolving Loans") in an aggregate principal amount not to exceed at any time outstanding such Bank's Commitment, and the aggregate principal amount of all Revolving Loans made by all Banks shall not exceed at any time outstanding the lesser of (i) the Borrowing Base and (ii) the Commitment Amount. All Loans shall be made on a pro rata basis by the Banks in accordance with their respective Proportionate Shares with each borrowing to be comprised of a Revolving Loan by each Bank equal to such Bank's Proportionate Share of such borrowing. Subject to the terms of this Agreement, the Borrower may borrow, prepay, and reborrow under this Section. If at any time and for any reason the amount of advances made pursuant to this Section exceed the above limitation, then Borrower, upon Agent's election and demand, shall immediately pay to Agent in cash the amount of such excess. The failure of any Bank to make any Revolving Loan to be made by it on the date specified for such Revolving Loan shall not relieve any other Bank of its obligation, if any, to make its Revolving Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make such Revolving Loans to be made by such other Bank.

                           2.1.1    NOTICE AND MANNER OF BORROWING.

                                    2.1.1.1  PRIME LOANS.

                                    Except for Sweep Loans described below,
Banks are authorized to make Prime Loans upon written or, at the discretion of Agent, facsimile notice requesting a Loan received by Agent no later than 11:00 a.m. (Boise, Idaho time) at least one (1) Business Day prior to the requested date of the loan from any person purporting to be a person identified on EXHIBIT 2.1.1.1 attached hereto or such other persons as Borrower may from time to time designate in writing to Agent. The Agent shall promptly notify each Bank of the notice. Not later than 12:00 noon (Boise, Idaho time) on the date of the Prime Loan, each Bank shall wire transfer to the Agent the Bank's Proportionate Share of the Loan in immediately available funds. After the Agent receives such funds, and if no Event of Default has occurred and is continuing, Agent shall make the Prime Loans to Borrower by crediting the amount thereof to the Borrower's account with Agent. If an Event of Default has occurred and is continuing, Agent shall promptly return the funds to the Banks.

                                    2.1.1.2  LIBOR LOANS.

                                    For any Loan that is to be a LIBOR Loan, the
Borrower shall request such a Loan by delivering a LIBOR Loan Request to Agent no later than 11:00 a.m. (Boise, Idaho time) at least two and one half (2 1/2) Business days prior to the requested date of the Loan. A LIBOR Loan Request shall specify (a) the date of the requested Loan, (b) the amount of such Loan, and (c) the requested duration of the Interest Period for the Loan, and shall be in substantially the form of the attached EXHIBIT 2.1.1.2 executed by any person purporting to be a person identified in Exhibit 2.1.1.1 or such other persons as Borrower may from time to time designate in writing to Agent. A LIBOR Loan Request is irrevocable by Borrower once it is delivered to Agent. If Agent determines that the requested Loan is available and will comply with this Agreement, Agent shall promptly notify each Bank of the LIBOR Loan Request. Not later than 12:00 noon (Boise, Idaho time) on the date of the LIBOR Loan, each Bank shall wire transfer to the Agent the Bank's Proportionate Share of the Loan in immediately available funds. After the Agent receives such funds, and if no Event of Default has occurred and is continuing, Agent shall make the LIBOR Loan to Borrower by crediting the amount thereof to the Borrower's account with Agent. If an Event of Default has occurred and is continuing, Agent shall promptly return the funds to the Banks.

                                    2.1.1.3 SWEEP LOANS.

                                    Agent, at its sole and absolute discretion,
and subject to the terms hereof, may make Prime Loans to Borrower in an amount equal to the amount by which the amount of checks clearing any designated disbursement bank account that Borrower may now or hereafter have with Agent exceeds the amount of collected funds in the disbursement account's related depository bank account that Borrower may now or hereafter have with Agent ("Sweep Loans"). The existence of such an excess of clearing checks shall be deemed to be a request by Borrower for any such Loan. Agent shall provide Banks, on the last Business Day of each calendar week, a summary statement of the Sweep Loans. If a Bank's Proportionate Share of the principal balance of the Sweep Loans, as shown on the summary statement, is more than the Bank's Proportionate Share of the principal balance of the Sweep Loans as of the last summary statement, the Bank shall forthwith remit to Agent the amount of the increase. On the other hand, if Bank's Proportionate Share of the principal balance of the Sweep Loans, as shown on the summary statement, is less than the Bank's Proportionate Share of the principal balance of the Sweep Loans as of the last summary statement, Agent shall forthwith remit to the Bank the amount of the decrease. Bank shall remit any excess within one (1) Business Day following receipt of the summary statement from Agent, and Agent shall remit any decrease contemporaneously with the delivery of the summary statement to the Bank. All remittances shall be made by wire transfer of immediately available funds.

                                    2.1.1.4 MINIMUM LIBOR LOAN REQUIREMENTS.

                                    Each LIBOR Loan shall be in a minimum
amount of One Million Dollars ($1,000,000). No part of the Revolving Line of Credit shall be made as, extended as, or converted into, a LIBOR Loan with an Interest Period that ends after the Maturity Date. No more than six (6) LIBOR Loans from a single Bank shall be outstanding at one time.

                           2.1.2    INTEREST.

                           Each Loan shall be a Prime Loan or a LIBOR Loan, as
selected by Borrower in accordance with the terms of this Agreement.

                                    2.1.2.1  That portion of the Revolving Line
of Credit that is a Prime Loan shall bear interest at a fluctuating per annum rate equal to the Prime Rate increased by the applicable Prime Margin set forth below. Agent's Prime Rate may change from time to time, and the interest payable will continue to fluctuate at the rate as stated herein. Any changes to the Prime Rate shall become effective without prior notice to Borrower on the date on which the Prime Rate changes.

                                    2.1.2.2  That portion of the Revolving Line
of Credit that is a LIBOR Loan shall bear interest at a fluctuating per annum rate equal to the Adjusted LIBOR Interest Rate for the applicable Interest Period, as quotes are available, increased by the applicable LIBOR Margin set forth below. Any changes to the LIBOR Margin shall not apply to LIBOR Loans outstanding or requested on the date the LIBOR Margin is adjusted.

                                    2.1.2.3  The actual interest to be charged
on the Revolving Line of Credit shall be calculated daily on the outstanding balance for the actual number of days elapsed on the basis of a year consisting of 360 days for LIBOR Loans and 365/366 days for Prime Loans. Should the rate of interest exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest lawfully allowed. The principal amount outstanding on which the interest rate(s) shall be charged shall be determined from the Bank's records, which shall at all times be conclusive, absent manifest error.

                                    2.1.2.4 The Prime Margins and the LIBOR
Margins are as follows:

         Funded Debt/
         EBITDA Ratio                     Prime Margin        LIBOR Margin
         ------------                     ------------        ------------
         greater than 5.0                     0.75%             2.75%

         greater than or equal to
         4.00:1.00 but less than
         5.0:1.00                             0.50%             2.50%

         greater than or equal to
         2.5:1.00 but less than
         4.00:1.00                            0.25%             2.25%

         less than 2.50:1.00                  0.00%             2.00%

                                    2.1.2.5  The Prime Margin and LIBOR Margin
shall be based upon the Borrower's Funded Debt/EBITDA Ratio (as defined in Section 7.4) determined monthly on a rolling twelve months basis from the Borrower's monthly financial statements delivered to Agent in accordance with Subsection 5.8.1 and adjusted, if necessary, on the first day of the month after Bank's receipt of monthly financial statements that show an adjustment is necessary.

                           2.1.3    REVOLVING NOTES.

                           All loans made by each Bank under this Agreement
shall be evidenced by a single promissory note of the Borrower in the stated principal amount of the Bank's Commitment executed by Borrower substantially in the form of EXHIBIT 2.1.3 (the "Revolving Notes").

                           2.1.4    REPAYMENT.

                           Interest accrued on that portion of the
outstanding principal balance of the Revolving Loans that is a Prime Loan shall be paid on or before the tenth day of each month in an amount equal to the interest accrued as of the last day of the immediately preceding month. Interest accrued on that portion of the outstanding principal balance of the Revolving Loans that is a LIBOR Loan shall be paid on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than one month, at monthly intervals after the first day of such Interest Period. All outstanding principal and accrued interest of the Revolving Loans shall be paid in full on the Maturity Date.

                                    2.1.4.1 PREPAYMENTS.

                                    The Borrower may prepay any or all of the
Revolving Loans that is a Prime Loan without penalty or premium. LIBOR Loans may not prepaid in whole or in part, unless Borrower pays to Agent the prepayment funding loss indemnification pursuant to subsection 2.1.8.

                                    2.1.4.2 METHOD OF PAYMENT.

                                    All payments on the Revolving Loans shall be
made to Agent at its Idaho Corporate Banking office in Boise, Idaho in lawful money of the United States in immediately available funds. No checks, drafts, or other instruments received by Agent purportedly in satisfaction of any of the Obligations shall constitute payment thereof unless and until such instruments have actually been collected. All payments received after 11:00 a.m. Boise, Idaho time shall be considered to have been received the next Business Day. In case the due date of any payment falls on a day that is not a Business Day, such payment shall instead be due the next succeeding Business Day, and interest shall continue to accrue. Agent may note the date, amount and interest rate (and Interest Period with respect to LIBOR Loans) of each Loan and each payment of principal and interest with respect hereto in Agent's books and records (either manually or by electronic entry), which notation shall be conclusive evidence of the information noted, absent manifest error. Upon receipt of any payment, the Agent will promptly thereafter cause to be distributed such payments to the Banks pro rata according to each Bank's Proportionate Share from the date upon which the Bank became a Bank hereunder. Borrower shall hold all proceeds of collections on Borrower's Accounts and of any other Collateral in trust for Banks and such proceeds shall be deposited into a depository account with Agent, either through a lockbox or electronically (ACH/wire transfer), and all such collected funds from such proceeds in the account shall be applied to the outstanding principal balance of the Revolving Loans on a daily basis, subject to the prepayment restriction on LIBOR Loans.

                                    2.1.4.3 LATE CHARGES AND DEFAULT INTEREST.

                                    If Agent has not received the full amount
of any payment by the end of fifteen (15) calendar days after the date due, including the balance due at maturity, Borrower shall pay a late charge to Agent in the amount of five percent (5%) of the overdue payment of principal and interest. Borrower shall pay the late charge promptly, but only once on each late payment. Upon receipt of any late charge payments, the Agent will promptly thereafter cause to be distributed such payments to the Banks pro rata according to each Bank's Proportionate Share from the date upon which the Bank became a Bank hereunder. In addition to any late charges that may be assessed as herein provided, the outstanding balance of the Revolving Line of Credit after the occurrence of an Event of Default shall accrue interest from the date of the Event of Default at the rate equal to four (4) percentage points per annum in excess of the interest rate that would otherwise be charged if no Event of Default existed. If Banks shall waive in writing or Borrower shall cure such Event of Default, the interest rate shall revert to the non-default rate from and after such waiver or completion of such cure, until another such Event of Default.

                           2.1.5 USE OF PROCEEDS OF REVOLVING LOANS.

                           The proceeds of the Revolving Loans shall be used
by the Borrower for working capital, capital expenditures, and general corporate purposes. The Borrower shall not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates, or is inconsistent with, Regulation X of such Board of Governors.

                           2.1.6    NON-RECEIPT OF FUNDS BY AGENT.

                                    2.1.6.1  Unless the Agent shall have
received notice from a Bank prior to the date on which such Bank is to provide funds to the Agent for a Loan to be made by such Bank that such Bank will not make available to the Agent such funds, the Agent may assume that such Bank has made such funds available to the Agent on the date of such Loan and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such funds available to the Agent, such Bank shall repay to the Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not pay such corresponding amount upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such Loan.

                                    2.1.6.2  Unless the Agent shall have
received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate.

                  2.2      ADDITIONAL INTEREST RATE PROVISIONS.

                           2.2.1    If Agent shall have determined (which
determination shall be conclusive and binding) that for any reason adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Interest Rate for any or all Interest Periods, Agent shall give notice of such determination to the Borrower. If such notice is given, and until such notice has been withdrawn by Agent, no additional LIBOR Loans for such Interest Periods shall be made and no additional conversions of Loans to LIBOR Loans for such Interest Periods shall be permitted, and at the end of the Interest Period relating to any outstanding LIBOR Loans for such interest period such Loans shall become Prime Loans.

                           2.2.2    Notwithstanding any other provisions
herein, if any law, treaty, rule or regulation, or determination of a court or other governmental authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for Banks to make or maintain LIBOR Loans as contemplated by this Agreement, the obligation of Banks hereunder to make LIBOR Loans shall forthwith be canceled, and, if required, each LIBOR Loan then outstanding shall immediately become a Prime Loan.

                           2.2.3    In the event that any adoption or
modification of any law, treaty, rule, or regulation, or determination of a court or other governmental authority, or that any change in the interpretation or application thereof, which adoption, modification or change becomes effective after the date hereof, or in the event that compliance by Banks with and request or directive issued after the date hereof (whether or not having the force of law) from any governmental authority:

                                            (A)      does or shall subject any
Bank or any of its foreign offices to any tax of any kind whatsoever with respect to the Loan Documents, or changes the basis of taxation of payments to the Bank of principal, interest, fees, or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Bank); or

                                            (B)      does or shall impose,
modify, or hold applicable any reserve, special deposit, compulsory loan, FDIC insurance, or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by any office of the Bank (other than to the extent previously taken into account in determining the Prime Rate or statutory reserves); or

                                            (C)      does or shall impose on the
Bank any other condition; and the result of any of the foregoing is to increase the cost to the Bank of making, renewing, or maintaining the loans hereunder, or to reduce any amount receivable thereunder or under any of the Loan Documents; then, in any such case, the Borrower shall promptly pay to the Bank, upon demand, such amount or amounts as may be necessary to compensate the Bank for any additional cost or reduced amount received. Each Bank shall deliver to the Borrower a written statement of the losses or expenses sustained or incurred, and any reasonable allocation made by the Bank of such losses and expenses shall be conclusive, absent manifest error. Each Bank shall promptly notify the Borrower of any event of which it has knowledge, occurring after the Closing Date, which event will entitle the Bank to compensation under this Section.

                  2.3      LIBOR LOAN EXTENSIONS AND CONVERSIONS.

                  So long as no Event of Default has occurred and is continuing and subject to the terms and conditions hereof, the Borrower may extend a LIBOR Loan beyond its current Interest Period by giving Agent a LIBOR Loan Request for the extension in accordance with paragraph 2.1.1.2. The Borrower may also convert any Prime Loan into a LIBOR Loan by giving Agent a LIBOR Loan Request for the conversion in accordance with paragraph
2.1.1.2. Unless Agent receives notice of a proposed extension or conversion as and when required hereunder, then at the end of an Interest Period for a LIBOR Loan such Loan shall automatically convert to a Prime Loan. Agent shall promptly notify each Bank of each extension or conversion LIBOR Loan Request received by Agent.

                  2.4      FUNDING LOSS INDEMNIFICATION.

                  The Borrower shall indemnify and hold each Bank free and harmless from any loss or expense (including without limitation any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain any LIBOR Loan) that the Bank may incur as a result of (i) the Borrower's failure to make a borrowing, conversion, or extension with respect to a LIBOR Loan after making a request therefor; (ii) a prepayment (whether optional or mandatory) of a LIBOR Loan prior to the expiration of a related Interest Period, and (iii) the conversion of a LIBOR Loan as a result of any of the events indicated in paragraph 2.1.6.2. At the election of the Bank such losses shall be conclusively deemed to consist of an amount equal to:

                           (i)      The interest that would have been received
from the Borrower on the amounts during the Interest Period (or remaining portion thereof in question) had the Borrower not prepaid, repaid, or failed to borrow, convert, or extend, such funds, as the case may be, minus

                           (ii)     The return that the Bank could have obtained
had it placed such funds on deposit in the interbank dollar market selected by Bank in its sole discretion on the date of such prepayment, repayment or failure to borrow, convert, or extend as the case may be, and such funds had remained on deposit until the end of the applicable Interest period.

                  2.5      REDUCTION OF COMMITMENT AMOUNT.

                  The Borrower shall have the right, upon at least ten (10) Business Days' notice to the Agent, to terminate in whole or reduce in part the unused portion of the Commitment Amount, provided that each partial reduction shall be in the amount of at least One Million Dollars ($1,000,000), and provided further that no reduction shall be permitted if, after giving effect thereto, and to any prepayment made therewith, the outstanding and unpaid principal amount of the Loans shall exceed the Commitment Amount. Any reduction in part of the unused portion of each Bank's Commitment shall be made pro rata according to each Bank's Proportionate Share. The Commitment Amount, once reduced or terminated, may not be reinstated.

                  2.6      COMMITMENT FEE.

                  The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment (the Bank's Proportionate Share of the Commitment Amount less the outstanding principal balance of the Loans) from the date of this Agreement until the Maturity Date at the per annum rate of one quarter percent (0.25%), payable in arrears on the tenth day of each month during the term of such Bank's Commitment, commencing August 10, 2000, and ending on the Maturity Date. Upon receipt of any commitment fees, the Agent will promptly thereafter cause to be distributed such payments to the Banks pro rata according to each Bank's Proportionate Share from the date upon which the Bank became a Bank hereunder.

                  2.7      DOCUMENTATION FEE.

                  Borrower shall pay Agent a documentation fee in the amount of Ten Thousand Dollars ($10,000). The documentation fee shall be paid on the date of this Agreement and shall represent an unconditional payment to Agent in consideration of Agent's agreement to document the financial accommodations to Borrower pursuant to this Agreement.

                  2.8      AGENCY FEE.

                  Borrower shall pay Agent an agency fee in the amount of Seventeen Thousand Five Hundred Dollars ($17,500). The documentation fee shall be paid on the date of this Agreement and shall represent an unconditional payment to Agent in consideration of Agent's agreement to act as Agent for the Banks.

                  2.9      TAXES ON PAYMENTS.

                  All payments made by Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Taxes"), now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Agent or Bank as a result of a present or former connection between the jurisdiction of the governmental authority imposing such tax on Agent or such Bank, excluding a connection arising solely from Agent or such Bank having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement or the other Loan Documents). If any Taxes are required to be withheld from any amounts payable to Agent or any Bank or Issuing Bank under any Loan Document, the amounts so payable to Agent or such Bank shall be increased to the extent necessary to yield to Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents.

                  2.10     GRANT OF SECURITY INTEREST.

                  Borrower grants to Agent on behalf of the Banks a continuing security interest in the Collateral, including all proceeds and products thereof, in order to secure prompt repayment of the Obligations and prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and the other Loan Documents. Agent's's security interest in the Collateral shall be further evidenced by the Security Agreement and such other security documents as Agent or the Majority Banks may at any time require.

                  2.11     FINANCING STATEMENTS.

                  The Borrower shall from time to time, at the expense of Borrower, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Agent or Majority Banks may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by any Loan Document or to enable Agent to exercise and enforce its rights and remedies under any Loan Document with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Agent or Majority Banks may request, in order to perfect and preserve the pledge assignment, and security interest granted or purported to be granted by any Loan Document. Borrower irrevocably makes, constitutes, and appoints Agent (and any of Bank's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney with power, upon Borrower's failure or refusal to comply with their undertakings contained in this paragraph, to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded, and/or filed in order to perfect or continue the Bank's perfected security interest in the Collateral or Agent on behalf of the Banks.

                        ARTICLE 3 - CONDITIONS PRECEDENT

                  3.1      INITIAL ADVANCE.

                  The obligation of Banks to make the initial Loan to the Borrower under this Agreement is subject to the conditions precedent that Agent shall have received on or before the day of such loan each of the following, in form and substance satisfactory to Agent and its legal counsel:

                           3.1.1 REVOLVING NOTE.

                           The Revolving Note for each Bank executed by the
Borrower.

                           3.1.2    SECURITY AGREEMENT.

                           The Security Agreement executed by Borrower,
together with all UCC-1 financing statements desirable in the opinion of Agent to perfect the security interest created by the Security Agreement.

                           3.1.3    EVIDENCE OF INSURANCE.

                           Evidence of the insurance Borrower must maintain
in accordance with the Loan Documents.

                           3.1.4    OPINION OF COUNSEL FOR BORROWER.

                           A favorable opinion of counsel for Borrower, in
substantially the form of EXHIBIT 3.1.4 and as to such other matters as Bank may reasonably request.

                           3.1.5 EVIDENCE OF ALL CORPORATE ACTION BY BORROWER .

                           Certified copies of all corporate action taken by
Borrower authorizing its execution and delivery of the Loan Documents and each other document to be delivered pursuant to this Agreement and its performance of its agreements thereunder.

                           3.1.6    CERTIFICATES OF EXISTENCE FOR BORROWER .

                           Certificates of existence or good standing dated a
reasonable date before the effective date of this Agreement showing that the Borrower is in good standing under the laws of the state of its incorporation and all other states in which it is doing business.

                           3.1.7 ARTICLES OF INCORPORATION AND BYLAWS OF
BORROWER .

                           Copies of the articles of incorporation and bylaws of
Borrower certified by an officer of Borrower to be true and correct.

                           3.1.8    CERTIFICATES OF ASSUMED BUSINESS NAME .

                           Copies of all certificates of assumed business name,
if any, filed by Borrower.

                           3.1.9    LETTER TO ACCOUNTANTS .

                           A letter in the form of EXHIBIT 3.1.9 to Borrower's
outside auditors (which letter Borrower shall also deliver to any subsequent outside auditors hired by Borrower, all of which shall be independent certified public accountants acceptable to Agent): (1) instructing such auditors to send to Agent copies of all financial statements (whether preliminary or final) and reports that are prepared as a result of any audit or other review of Borrower's operations, finances, or internal controls, including any reports dealing with improper accounting practices, defalcations, financial reporting errors, or misstatements or fraud; (2) instructing such auditors to, upon Agent's request, meet with Agent to discuss said financial statements and any questions regarding same; and (3) advising such auditors that one of the principal purposes of the audited financial statements which they may be asked to prepare is to provide Agent with information regarding Borrower's financial condition.

                           3.1.10   PUBLIC RECORD SEARCHES .

                           Uniform Commercial Code financing statement searches,
federal and state income tax lien searches, judgment searches, or other similar searches on Borrower and any other Persons that Agent may require and in such form as Agent may require.

                           3.1.11   PAYMENT OF DOCUMENTATION AND AGENCY FEES.

                           Payment of the documentation and agency fees as
required by Section 2.7 and 2.8 of this Agreement.

                           3.1.12   ADDITIONAL DOCUMENTS .

                           Such additional approvals, opinions, or documents as
Agent may reasonably request.

                  3.2      ALL ADVANCES.

                  The obligation of Banks to make each Loan under this Agreement shall be subject to the following conditions precedent:

                           3.2.1    The following statements shall be true on
the date of each loan, and, if requested by Agent, Borrower shall have delivered to Agent a certificate signed by a duly authorized officer of the Borrower, certifying to Agent the truth of the following statements:

                                    (a)     The representations and warranties
of Borrower in this Agreement and in the Loan Documents are correct on and as of the date of such loan as though made on and as of such date.

                                    (b)     No Event of Default has occurred
and is continuing, or would result from such loan.

                           3.2.2    Agent shall have received such other
approvals, opinions, or documents as Majority Banks may reasonably request.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

                  In order to induce the Agent and Banks to enter into this Agreement and to make the loans as provided in this Agreement, the Borrower makes the following representations and warranties to the Agent and Banks, which shall survive execution of this Agreement:

                  4.1      ORGANIZATION, GOOD STANDING, AND DUE QUALIFICATION .

                  Borrower was organized under the Montana Business Corporation Act and exists in good standing under the laws of the jurisdiction of its organization with power under the Montana Business Corporation Act to own or lease its assets and to transact the business in which it is now engaged or proposed to be engaged. Borrower is qualified to transact business as a foreign corporation in good standing under the laws of each other jurisdiction in which such qualification is required.

                  4.2      POWER AND AUTHORITY .

                  Borrower has authorized the execution and delivery of the Loan Documents and the performance of its agreements thereunder by all necessary corporate action under the Montana [Idaho Business Corporation Act. The execution and delivery of the Loan Documents by Borrower and the performance of its obligations thereunder will not (1) require any consent or approval of the shareholders of Borrower that has not been obtained; (2) contravene Borrower's articles of incorporation or bylaws; (3) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; or (5) cause Borrower to violate any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or be in default under any such indenture, agreement, lease, or instrument.

                  4.3      LEGALLY ENFORCEABLE AGREEMENT .

                  This Agreement is, and each of the other Loan Documents other than the Guaranties when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

                  4.4      FINANCIAL STATEMENTS .

                  All financial statements and information relating to Borrower and any affiliate of Borrower that have been delivered by Borrower to Agent or any Bank are complete and correctly and fairly present the financial condition of the Borrower of the affiliate of Borrower, as applicable, as of the date of such statements and information and the results of the operations of the Borrower and the affiliates of Borrower for the periods covered by such statements, all in accordance with GAAP (subject to year-end adjustments in the case of the interim financial statements). There has been no material adverse change in the financial condition of Borrower of an affiliate of Borrower since the date of the most recent of such applicable financial statements submitted to Agent. There are no liabilities of Borrower or an affiliate of Borrower, fixed or contingent, that are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the date of the most recent of such applicable financial statements submitted to Agent. No information, exhibit, or report furnished by the Borrower to the Agent or any Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

                  4.5      LABOR DISPUTES AND CASUALTIES .

                  Neither the businesses nor the properties of the Borrower are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether or not covered by insurance), materially and adversely affecting such businesses or properties or the operation of the Borrower.

                  4.6      OTHER AGREEMENTS .

                  No event has occurred and is continuing that constitutes or that, with the giving of notice or the lapse of time or both, could constitute, an event of default or a default under any agreement or guaranty to which the Borrower is a party, and no such event will occur upon the making of the loans hereunder.

                  4.7      NO LITIGATION .

                  There is no pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency, or arbitrator, that may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents.

                  4.8      NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS .

                  The Borrower has satisfied all judgments against it, and the Borrower is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

                  4.9      OWNERSHIP AND LIENS .

                  The Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including, without limitation, the Collateral, and none of such properties and assets owned by the Borrower and none of its leasehold interests are subject to any Lien, except Permitted Liens.

                  4.10     EMPLOYEE BENEFITS .

                  The Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

                  4.11     OPERATION OF BUSINESS .

                  Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing. Borrower has filed, and will file in the future, with the appropriate governmental entities all assumed business name certificates necessary or required to conduct its businesses.

                  4.12     TAXES .

                  The Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided in Bank's reasonable judgment.

                  4.13     DEBT.

                  EXHIBIT 4.13 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, capital leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Exhibit.

                  4.14     ENVIRONMENTAL MATTERS .

                  To the best of its knowledge, the Borrower has complied with, and its businesses, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of the Environmental Laws and all other federal, state, and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions;
(4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of Hazardous Substances; or (6) other environmental, health, or safety matters. Borrower has not received notice of, nor knows of, or suspects facts that might constitute any violations of an Environmental Law or any other federal, state, or local environmental, health, or safety laws, codes, or ordinances and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. To the best of Borrower's knowledge, except in accordance with a valid governmental permit, license, certificate, or approval, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage, or disposal system servicing the premises of any Hazardous Substances or from the premises; and accordingly, except for inventory of raw materials, supplies, work in progress, and finished goods that are to be used or sold in the ordinary course of business, the premises of Borrower is free of all such Hazardous Substances. To the best of Borrower's knowledge, there has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system, or waste treatment, storage or disposal systems servicing the premises;
(3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of Hazardous Substances; or (6) other environmental, health, or safety matters affecting the Borrower or its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Borrower has no indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any Hazardous Substances.

                  4.15     INVESTMENT COMPANY ACT .

                  Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  4.16     PERFECTION OF SECURITY INTEREST .

                  The Security Agreement and the pledge of the Collateral pursuant thereto creates a valid and perfected first priority security interest in the Collateral (except for Permitted Liens), securing the payment of the obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been taken.

                  4.17     SUBSIDIARIES .

                  Except as set forth in EXHIBIT 4.17, Borrower has no subsidiaries.

                        ARTICLE 5 - AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees that so long as any Obligation is outstanding it shall comply with the following provisions:

                  5.1      MAINTENANCE OF EXISTENCE .

                  Borrower shall preserve and maintain its existence and good standing in the jurisdiction of its organization, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

                  5.2      MAINTENANCE OF RECORDS .

                  Borrower shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

                  5.3      MAINTENANCE OF PROPERTIES .

                  Borrower shall maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  5.4      CONDUCT OF BUSINESS .

                  Borrower shall continue to engage in an efficient and economical manner in businesses of the same general type as conducted by it on the date of this Agreement.

                  5.5      MAINTENANCE OF INSURANCE .

                  Borrower shall, at its expense, maintain insurance with financially sound and reputable insurance companies or associations in such amounts, covering such risks, and in such form as shall be consistent with the industry practices and satisfactory to Agent. Without limiting the forgoing sentence, Borrower shall procure and maintain all risks insurance, including without limitation fire, theft, and liability coverage together with such other insurance as Agent may require with respect to the Collateral, in form, amounts coverages and basis consistent with industry practices and reasonably acceptable to Agent and issued by a company or companies reasonably acceptable to Agent. Borrower, upon request of Agent, shall deliver to Agent from time to time the policies or certificates of insurance in form satisfactory to Agent, including stipulations that coverages will not be canceled or diminished without at least thirty (30) days' prior written notice to Agent and not including any disclaimer of the insurer's liability for failure to give such a notice. In connection with all policies covering the Collateral, Borrower shall provide Agent with such lender loss payable or other endorsements as Agent may require. If Borrower at any time fails to obtain or maintain any insurance required under the Loan Documents, Agent may, but shall not be obligated to, obtain such insurance as Agent deems appropriate, including if it so chooses, "single interest insurance" that will cover only Banks' interest in the Collateral.

                  5.6      COMPLIANCE WITH LAWS .

                  Borrower shall comply in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except for such taxes, assessments or charges that are contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided in the reasonable judgment of Majority Banks.

                  5.7      RIGHT OF INSPECTION .

                  Borrower shall, at any reasonable time and from time to time, permit the Agent or any Bank or any agent or representative thereof to inspect the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances, and accounts of the Borrower with any of its employees, officers, and directors and the Borrower's independent accountants. Without limiting the foregoing, at least once every year, and more often if Agent reasonably deems it necessary, Agent's auditors may audit and examine Borrower's books and records. Borrower shall reimburse Agent at the rate of Three Hundred Fifty Dollars ($350) per day for each auditor plus travel expenses.

                  5.8      REPORTING REQUIREMENTS .

                           5.8.1    MONTHLY FINANCIAL STATEMENTS .  Borrower
shall furnish to Agent as soon as available and in any event within thirty (30) days after the end of each month, balance sheets of the Borrower as of the end of such month, statements of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by an authorized financial officer of the Borrower (subject to year-end adjustments).

                           5.8.2    QUARTERLY FINANCIAL STATEMENTS .  Borrower
shall furnish to Agent as soon as available and in any event within thirty (30) days after the end of fiscal quarter statements of cash flows of the Borrower for the portion of the fiscal year ended with the last day of such quarter, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by an authorized financial officer of the Borrower (subject to year-end adjustments).

                           5.8.3    ANNUAL FINANCIAL STATEMENTS .  Borrower
shall furnish to Agent within one hundred twenty (120) days after the end of each fiscal year of the Borrower, balance sheets of the Borrower as of the end of such fiscal year, and statements of income and retained earnings of the Borrower for such fiscal year, and statements of cash flows of the Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and audited by independent certified public accountants selected by the Borrower and acceptable to the Agent.

                           5.8.4    BORROWING BASE CERTIFICATE.   Borrower shall
furnish to Agent within five days after the 1st and 15th day of each month reporting as of the end of the last Business Day on or before the 1st or 15th day of each month, as applicable, statements of inventory summary and accounts receivable aging and a certificate setting forth information with respect to the Borrowing Base, executed and certified as accurate by an authorized officer of Borrower. The certificate shall be in substantially the form attached as EXHIBIT
5.8.4 or such other form as Borrower and Agent may agree upon in writing.

                           5.8.5    MANAGEMENT LETTERS.   Borrower shall furnish
to Agent promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants.

                           5.8.6    NOTICE OF LITIGATION .  Borrower shall
furnish to Agent promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower that, if determined adversely to the Borrower, could have a material adverse effect on the financial condition, properties, or operations of the Borrower.

                           5.8.7    NOTICE OF DEFAULTS AND EVENTS OF DEFAULT .
Borrower shall furnish to Agent as soon as possible and in any event within five Business Days after the occurrence of each Event of Default, a written notice setting forth the details of such Event of Default and the action that is proposed to be taken by the Borrower with respect thereto.

                           5.8.8    ERISA REPORTS.   Borrower shall furnish to
Agent as soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within ten (10) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within ten (10) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to the Borrower or any Commonly Controlled Entity, a certificate of an authorized officer of the Borrower setting forth all relevant details and the action that the Borrower proposes to take with respect thereto.

                           5.8.9    COMPLIANCE CERTIFICATE.   BORROWER SHALL
FURNISH AGENT WITH EACH MONTHLY AND YEAR-END FINANCIAL REPORT A CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER OR THE CHIEF FINANCIAL OFFICER OR OTHER OFFICER APPROVED BY AGENT IN WRITING STATING THAT HE OR SHE HAS INDIVIDUALLY REVIEWED THE PROVISIONS OF THIS AGREEMENT AND THAT REVIEW OF THE ACTIVITIES OF BORROWER DURING SUCH MONTHLY AND YEARLY PERIOD, AS THE CASE MAY BE, HAS BEEN MADE BY HIM OR HER OR UNDER HIS OR HER SUPERVISION, WITH A VIEW TO DETERMINING WHETHER BORROWER HAD FULFILLED ALL ITS OBLIGATIONS UNDER THIS AGREEMENT, AND THAT BORROWER HAS OBSERVED AND PERFORMED EACH UNDERTAKING CONTAINED IN THE LOAN DOCUMENTS AND IS NOT IN DEFAULT IN THE OBSERVANCE OR PERFORMANCE OF ANY OF THE PROVISIONS OF THE LOAN DOCUMENTS OR, IF BORROWER SHALL BE SO IN DEFAULT, SPECIFYING ALL SUCH DEFAULTS AND EVENTS OF WHICH HE OR SHE MAY HAVE KNOWLEDGE.

                           5.8.10   ANNUAL FORECASTS .  No later than fifteen
(15) days before the beginning of each fiscal year, Borrower shall furnish to Agent financial forecasts for the next three (3) fiscal years prepared by Borrower's management in form and substance acceptable to Agent.

                           5.8.11   GENERAL INFORMATION .  Borrower shall
furnish to Agent such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Agent may from time to time reasonably request.

                  5.9      ENVIRONMENT .

                  Borrower shall (i) be and remain in compliance with Environmental Laws and with the provisions of all other federal, state, and local environmental, health, and safety laws, codes, and ordinances, and all rules and regulations issued thereunder; (ii) notify the Agent immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or other party; (iii) notify the Agent immediately of any hazardous discharge from or affecting its premises; (iv) immediately contain and remove the same, in compliance with all applicable laws; (v) promptly pay any fine or penalty assessed in connection therewith; (vi) permit the Agent to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and (vii) at the Agent's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Agent, and such other and further assurances reasonably satisfactory to the Agent that the condition has been corrected.

                  5.10     REIMBURSEMENT OF LENDER EXPENSES.

                  Borrower shall promptly on demand reimburse Agent for sums expended by Agent that constitute Lender Expenses, and Borrower authorizes and approves all advances and payments by Agent for items constituting Lender Expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

                  5.11     BANK ACCOUNTS .

                  Borrower shall use Agent as Borrower's primary depository and transaction bank.

                         ARTICLE 6 - NEGATIVE COVENANTS

                  The Borrower covenants and agrees that so long as any Obligation is outstanding it will comply with the following provisions:

                  6.1      LIENS .

                  Without Agent's prior written consent, Borrower shall not create, incur, assume, or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, except for the following ("Permitted Liens"):

                           (i) Liens (if any) granted to Agent on behalf of the
Banks to secure the Obligations;

                           (ii) Liens described in the attached EXHIBIT 6.1;

                           (iii) pledges or deposits made to secure payment of
worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions, or social security programs;

                           (iv) Liens imposed by mandatory provisions of law
such as for materialmen, mechanics, warehousemen, and other like Liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due, or that is being contested by Borrower in good faith and for which adequate reserves have been provided;

                           (v) Liens for taxes, assessments, and governmental
charges or levies imposed upon a person or upon such person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided;

                           (vi) Liens arising from good faith deposits in
connection with tenders, leases, real estate bids, or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal, or customs bonds and deposits to secure the payment of taxes, assessments, customs duties, or other similar charges;

                           (vii) encumbrances consisting of zoning restrictions,
easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use; or

                           (viii) purchase-money Liens on any property hereafter
acquired or the assumption of any Lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention agreement or a capital lease, provided that (a) any property subject to any of the foregoing is acquired by the Borrower in the ordinary course of its business and the Lien on any such property attaches to such asset concurrently or within ninety (90) days after the acquisition thereof; (b) the obligation secured by any Lien so created, assumed, or existing shall not exceed the lesser of the cost or the fair market value as of the time of acquisition of the property covered thereby to the Borrower, (c) each such Lien shall attach only to the property so acquired, (d) the debt secured by all such Liens shall not exceed One Hundred Thousand Dollars ($100,000) at any time outstanding in the aggregate, and (e) the debt secured by such Lien will not cause a breach of
Section 6.2, and the related expenditure will not cause a breach of Section 7.1.

                  6.2      DEBT .

                  Without Agent's prior written consent, Borrower shall not incur, assume, or suffer to exist, any debt other than (i) the Obligations; (ii) indebtedness and liabilities of Borrower identified in EXHIBIT 4.13; (iii) indebtedness and liabilities of Borrower that have been subordinated to the Obligations by written agreement in form and substance acceptable to Agent and Majority Banks; (iv) accounts payable to trade creditors for goods or services that are not aged more than ninety (90) days from the billing date and current operating liabilities (other than for borrowed money) that are not more than ninety (90) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings; and (vi) debt of the Borrower secured by purchase-money liens that are Permitted Liens.

                  6.3      MERGERS OR REORGANIZATION .

                  Borrower shall not, without Majority Bank's prior written consent, which consent shall not be unreasonably withheld, wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transactions or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person.

                  6.4      LEASES .

                  Without Agent's prior written consent, Borrower shall not create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases with any Bank or an affiliate of such Bank; and (3) leases (other than capital leases) that do not in the aggregate require the Borrower to make payments (including taxes, insurance, maintenance, and similar expenses that the Borrower is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of One Hundred Thousand Dollars ($100,000), which amount shall be included in the $100,000 limitation of 6.1(viii)(d) above.

                  6.5      SALE AND LEASEBACK .

                  Without Agent's prior written consent, Borrower shall not sell, transfer, or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property if such expenditures will cause a breach of Section7.1..

                  6.6      DIVIDENDS .

                  Without Majority Bank's Prior written consent, Borrower shall not declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its shareholders as such whether in cash, assets, or in obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, except that the Borrower (1) may declare and deliver dividends and make distributions payable solely in common stock of the Borrower; and (2) may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock.

                  6.7      SALE OF ASSETS .

                  Without Majority Bank's prior written consent, Borrower shall not sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, receivables and leasehold interests), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) assets with an aggregate value not in excess of $500,000 during any fiscal year.

                  6.8      INVESTMENTS .

                  Without Majority Bank's prior written consent, Borrower shall not make any loan or advance to any Person, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except: (1) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition; (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower; (5) investments made through Agent or one of its affiliates; and investments of a strategic nature with an aggregate investment value not in excess of $500,000 at any time.

                  6.9      GUARANTIES .

                  Without Agent's prior written consent, Borrower shall not assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or to otherwise assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  6.10     ERISA PLANS .

                  Borrower shall not, without the Agent's prior written consent, enter into, contribute to, or become a party to any Plan, other than those Plans listed in EXHIBIT 6.10.

                  6.11     TRANSACTIONS WITH AFFILIATES .

                  Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  6.12     CHANGE OF NAME .

                  Borrower shall not, without Agent's prior written consent, change the Borrower's name, business structure, or identity, or add any new assumed business name.

                  6.13     CHANGE IN MANAGEMENT .

                  Borrower shall not materially and adversely alter its senior management without giving Agent written notice of such alteration at least sixty
(60) days prior to the date of such alteration in management.

                  6.14     ACCOUNTING .

                  Borrower shall not (i) modify or change its method of accounting without advising Agent and each Bank of such change, or (ii) enter into, modify, or terminate any agreement presently existing or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without Borrower instructing said accounting firm and/or service bureau to provide to Agent on behalf of each Bank information regarding the Collateral and Borrower's financial condition.

                  6.15     LOCATION OF CHIEF EXECUTIVE OFFICE .

                  Borrower shall not relocate its chief executive office from Ronan, Montana without thirty (30) days prior written notice to Agent. Agent shall promptly provide a copy of such notice to each Bank.

                  6.16     BRANDED INVENTORY .

                  Without each Bank's prior written consent, Borrower shall neither produce, nor enter into any agreement to produce, any Inventory that contains or bears any brand mark that Agent and the Banks are not authorized to use in connection with such Inventory upon the occurrence of an Event of Default, other than brand marks that Borrower is authorized to use as of the date of this Agreement.

                         ARTICLE 7 - FINANCIAL COVENANTS

                  So long as any Obligation is outstanding or any Bank shall have any commitment under this Agreement, Borrower shall maintain the following financial covenants:

                  7.1      CAPITAL EXPENDITURE s.

                  Borrower shall not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures made by Borrower would exceed Twenty-five Million Dollars ($25,000,000) during Borrower's fiscal year 2000 and Fifteen Million Dollars ($15,000,000) during any fiscal year of Borrower thereafter.

                  7.2      CURRENT RATIO .

                  Borrower shall maintain at all times a Ratio of current assets to current liabilities of at least 1.0 to 1.0.

                  7.3      LEVERAGE RATIO .

                  Borrower shall maintain at all times a Ratio of Borrower's total liabilities to Borrower's total stockholder equity of not greater than 2.5 to 1.00.

                  7.4      FUNDED DEBT/EBITDA RATIO .

                  Borrower shall maintain, on a rolling four-quarters basis as measured at the end of each fiscal quarter of Borrower, a Ratio of Funded Debt to EBITDA of not more than 5.5 to 1.00 through September 30, 2000, not more than
4.25 to 1.00 through September 30, 2001, and not more than 3.25 to 1.00 thereafter.

                           7.4.1    "EBITDA" shall mean, for any period, as
applied to Borrower, the sum of Borrower's earnings before (a) interest expense, consisting of (i) the aggregate amount of all interest accrued during such period on Borrower's debt, (ii) amortization of debt discount and expense during such period, and (iii) all fees and commissions payable with respect to any letters of credit during such period, (b) depreciation, (c) amortization, (d) dividends, (e) taxes, and (f) extraordinary expenses incurred by Borrower during its 1999 fiscal year.

                           7.4.2    "Funded Debt" shall mean, as of the date of
determination as applied to Borrower, the sum of (i) all indebtedness of Borrower owing to third parties for money borrowed, including capitalized leases of Borrower having a final maturity of one (1) year or more from the date of creation (including that portion of the principal of such indebtedness due within one (1) year from the date of such determination), (ii) any indebtedness of the Borrower having a final maturity within one (1) year from such date which may be renewed or extended at the option of the Borrower for more than one (1) year from such date, and (iii) the outstanding balance of the Revolving Loans, less the amount of Borrower's short term investments as of the date of determination.

                          ARTICLE 8 - EVENTS OF DEFAULT

                  8.1      EVENTS OF DEFAULT .

                  Each of the following events, at the option of Agent or Majority Banks (subject to Section 8.3), shall constitute an event of default (each an "Event of Default"):

                           8.1.1 The Borrower shall fail to pay the principal
of, or interest on, the Revolving Note, or any Obligation within fifteen (15) days of when due and payable.

                           8.1.2    Any representation or warranty made or
deemed made by Borrower in this Agreement, the Security Agreement, or other Loan Document or that is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made.

                           8.1.3    Borrower shall fail to perform or observe
any term, covenant, or agreement contained in this Agreement or other Loan Document, or Borrower shall be in default under any other agreement with any Bank or an affiliate of Agent.

                           8.1.4    Borrower shall (a) fail to pay any
indebtedness for borrowed money (other than the Loans) of the Borrower in excess of an aggregate principal amount of $100,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

                           8.1.5    Borrower (a) shall generally not pay, or
shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or
(c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and that remains undismissed for a period of sixty (60) days or more; or
(e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more.

                           8.1.6    One or more judgments, decrees, or orders
for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered against the Borrower, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal.

                           8.1.7    The Security Agreement shall at any time
after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under the Security Agreement, or the Borrower shall fail to perform any of its obligations under the Security Agreement.

                           8.1.8    Any of the following events shall occur or
exist with respect to Borrower and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability that in the aggregate may exceed One Hundred Thousand Dollars ($100,000).

                           8.1.9    If any federal, state, or local agency
asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of Borrower by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against the Borrower and/or its assets, equipment, property, leaseholds or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within ten (10) Business Days of the occurrence giving rise to the claim, (a) the Borrower can prove to the Agent's satisfaction that the Borrower has commenced and is diligently pursuing an investigation of the claim to be followed promptly by either: (i) a cure or correction of the event that constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion, or (ii) proceedings for an injunction, a restraining order, or other appropriate emergent relief preventing such agency or agencies from asserting such claim, that relief is granted within ten (10) Business Days of the occurrence giving rise to the claim and the injunction, order, or emergent relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, the Borrower has posted a bond, letter of credit, or other security satisfactory in form, substance and amount to both the Agent and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event that constitutes the basis for the claim.

                           8.1.10   Any material misrepresentation exists now
or hereafter in any warranty or representation made to Agent or any Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director.

                           8.1.11   This Agreement shall at any time after its
execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under this Agreement.

                  8.2      CURE OF EVENT OF DEFAULT .

                  If any Event of Default, other than a payment default or an Event of Default described in Subsection 8.1.5, is curable and if Borrower has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower, after receiving written notice from Agent or a Bank demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps that Agent or the Bank deems in Agent's or Bank's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Majority Banks at their sole discretion may elect to give Borrower additional cure opportunities.

                  8.3      AUTOMATIC EVENT OF DEFAULT .

                  An Event of Default will have occurred immediately and without notice upon the occurrence or existence of an event described in Subsection 8.1.5.

                     ARTICLE 9 - BANK'S RIGHTS AND REMEDIES

                  9.1      SPECIFIC REMEDIES .

                  Upon the occurrence of an Event of Default by Borrower under this Agreement, Agent shall at the request of, or may, with the consent of, the Majority Banks, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           9.1.1 Terminate the obligation of the Banks to make
Loans.

                           9.1.2    Declare all Obligations, whether evidenced
by this Agreement or the Loan Documents, due and payable immediately.

                           9.1.3    Terminate this Agreement and any of the
other Loan Documents as to any future liability or obligation of Banks, but without affecting Banks' rights and security interest in the Collateral and without affecting the Obligations.

                  9.2      BANKRUPTCY REMEDIES.

                  When any Event of Default described in Subsection 8.1.5 has occurred and is continuing, then the Revolving Note, including both principal and interest, and all other

Obligations payable under the Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Agent may exercise any and all remedies available to it under the Loan Documents or applicable law.

                  9.33     SET OFF .

                  Upon the occurrence and during the continuance of any Event of Default, each Bank is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Bank's Revolving Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or its Revolving Note or such other Loan Document and although such obligations may be unmatured. Each Bank shall promptly notify the Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that each such Bank may have.

                  9.4      CUMULATIVE REMEDIES.

                  The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

                         ARTICLE 10 - AGENCY PROVISIONS

                  10.1     AUTHORIZATION AND ACTION .

                  Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature and the Agent shall not by reason of this Agreement be a trustee or fiduciary for any Bank. The Agent shall have no duties or responsibilities except those expressly set forth herein. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Revolving Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or so refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of the Revolving Notes; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

                  10.2     LIABILITY OF AGENT .

                  Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement in the absence of its or their own gross negligence or willful misconduct. Without limitation to the generality of the foregoing, the Agent (1) may treat the payee of any Revolving Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (2) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (3) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Agreement; (4) shall not have any duty to ascertain or to inquire as to the performance or observation of any of the terms, covenants, or conditions of this Agreement on the part of the Borrower, or to inspect the property (including the books and records) of the Borrower; (5) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant thereto; and (6) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, or other instrument or writing (which may be sent by telegram, telex, or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

                  10.3     RIGHTS OF AGENT AS A BANK .

                  With respect to its Bank's Commitment, the Loans made by it and the Revolving Note issued to it, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any Subsidiary, all as if the Agent were not the Agent and without any duty to account therefor to the Banks.

                  10.4     INDEPENDENT CREDIT DECISIONS .

                  Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their affiliates) which may come into the possession of the Agent or any of its affiliates.

                  10.5     INDEMNIFICATION .

                  The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of any of the foregoing resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent (to the extent not reimbursed by the Borrower) promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement.

                  10.6     SUCCESSOR AGENT .

                  The Agent may resign at any time by giving at least 60 days' prior written notice thereof to the Banks and the Borrower and may be removed at any time with cause by the Majority Banks with written approval of Borrower. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent with Borrower's written approval. If no successor Agent shall have been so appointed by the Majority Banks, approved by Borrower, and shall have accepted such appointment, within 30 days after the retiring Agents' giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least Seven Hundred Fifty Million Dollars ($750,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  10.7     SHARING OF PAYMENTS, ETC.

                  If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Revolving Note or other Obligations held by it in excess of its ratable share of payments on account of the Revolving Notes or other Obligations obtained by all the Banks, such Bank shall purchase from the other Banks such participations in the Revolving Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (1) the amount of such Bank's required payment to (2) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                           ARTICLE 11 - MISCELLANEOUS

                  11.1. AMENDMENTS, ETC . No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver, or consent shall do any of the following, however, unless in writing and signed by all the Banks: (i) waive any of the conditions precedent specified in Article 3, (ii) increase the Commitment Amount or subject the Banks to any additional obligations, (iii) reduce the principal of, or interest on, the Revolving Notes or any fees hereunder, (iv) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Notes or the number of Banks that shall be required for the Banks or any of them to take action hereunder, (vi) terminate the Security Agreement or otherwise release any Collateral other than in accordance with the terms of this Agreement, (vii) amend, modify, or waive any provision of Section 5.8 or Article 7, (viii) amend or modify the definition of Majority Banks, or (ix) amend, modify, or waive any provision of this Section. No amendment, waiver, or consent shall, unless in writing and signed by Agent in addition to the Banks required to take such action, affect the rights or duties of the Agent under any of the Loan Documents.

                  11.2. NOTICES, ETC . Unless otherwise provided in this Agreement, All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing and either personally served or sent by facsimile transmission, overnight delivery service, or regular United States mail, postage prepaid, to any Bank at the address specified beneath the heading "Address for Notices" under the name of such Bank in Schedule A, or to Borrower or to Agent, as the case may be, at the addresses set forth below:

                  If to Borrower:           Jore Corporation
                                            45000 Highway 93 South
                                            Ronan, Montana  59864
                                            Attention:  Monte Giese, Chief
                                               Financial Officer
                                            Fax:  (406) 676-4901

                  With a copy to:           Jore Corporation
                                            45000 Highway 93 South
                                            Ronan, Montana  59864
                                            Attention:  David Bjornson, General
                                               Counsel
                                            Fax:  (406) 676-4901

                  If to Agent:              First Security Bank, N.A.
                                            Post Office Box 7069
                                            Boise, Idaho  83730
                                            Attention: Corporate Banking
                                            Fax: 208/393-2472

                  With a copy to:           Moffatt, Thomas, Barrett, Rock &
                                               Fields, Chartered
                                            101 S. Capitol Blvd., 10th Floor
                                            P.O. Box 829
                                            Boise, Idaho  83701-0829
                                            Attention: David S. Jensen
                                            Fax: 208/385-5384

The parties may change the address at which they are to receive notices and other communications hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section shall be deemed received on the earlier of the date of confirmed actual receipt or three (3) Business Days after the deposit thereof in the mail.

                  11.3. NO WAIVER . No failure or delay on the part of the Agent or any Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder.

                  11.4. SUCCESSORS AND ASSIGNS . This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent, and the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under any Loan Document to which the Borrower is a party without the prior written consent of the Agent and Banks.

                  11.5. INTEGRATION . This Agreement and the other Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

                  11.6. APPLICATION OF PAYMENTS . Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by any Bank on account of the Obligations, and Borrower agrees that each Bank shall have the continuing exclusive right to apply and reapply such payments to the Obligations in any manner as the Bank may deem advisable, notwithstanding any entry by the Bank upon its books.

                  11.7. CONTINUING WARRANTIES, REPRESENTATIONS AND COVENANTS . Each warranty, representation, and covenant contained in this Agreement shall continue until the Agreement is terminated and all Obligations have been paid or satisfied in full and shall be conclusively presumed to have been relied upon by Agent and Banks regardless of any investigation made or information possessed by Agent or Banks. The warranties, representations, and covenants set forth herein shall be cumulative and in addition to any and all other warranties, representations, and covenants that Borrower shall give or cause to be given to Agent and Banks, either now or hereafter.

                  11.8. INDEMNITY . The Borrower shall defend, indemnify, and hold the Agent and the Banks harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its Subsidiaries, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

                  11.9. CHOICE OF LAW AND VENUE . This Agreement is made in the state of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, this Agreement and the Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the state of Idaho governs this Agreement. All disputes, controversies, or claims arising out of, or in connection with, this Agreement or any Loan Document shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

                  11.10. SEVERABILITY OF PROVISIONS . Any provision of any Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

                  11.11. HEADINGS . Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

                  11.12. JURY TRIAL WAIVER . THE AGENT, THE BANKS, AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

                  11.13. DESTRUCTION OF BORROWER'S DOCUMENTS . After notice to Borrower, any documents, schedules, invoices, or other papers delivered to any Bank may be destroyed or otherwise disposed of by the Bank at any time six (6) months after they are delivered to or received by the Bank, unless Borrower requests in writing the return of the said documents, schedules, invoices, or other papers and makes arrangements at Borrower's expense for their return.

                  11.14 PARTICIPATIONS AND ASSIGNMENTS .

                           11.14.1  PARTICIPATIONS .  Any Bank may at any time,
in the ordinary course of its commercial banking business and in accordance with applicable law, sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan or Reimbursement Obligation or Term Reimbursement Obligation owing to such Bank, any Revolving Note held by such Bank, or any other interest of such Bank under this Agreement and the other Loan Documents, provided, however, that no Bank may sell such a participating interest without the prior written consent of Agent and Borrower. In the event of any such sale of a participating interest to a Participant, the selling Bank's obligations under the Loan Documents to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, and Borrower and Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, unless otherwise agreed upon by Agent and Borrower. No agreement pursuant to which any Bank sells a participating interest to a Participant other than a Bank may permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its participating interest.

                           11.14.2  ASSIGNMENTS .  Any Bank may at any time with
the written consent of Agent and Borrower, in the ordinary course of its commercial banking business and in accordance with applicable law, sell and assign to any Bank, any affiliate of a Bank or any other bank or financial institution (individually, an "Assignee Bank") all, or a portion of all, its rights and obligations under this Agreement and the other Loan Documents (such a sale and assignment to be referred to as an "Assignment") pursuant to an assignment and assumption agreement in the form of EXHIBIT 11.14.2 (an "Assignment and Assumption Agreement"), executed by each Assignee Bank and such transferor Bank (an "Assignor Bank") and delivered to Agent and Borrower for their acceptance and approval. Upon such execution, delivery, acceptance, and recording of each Assignment and Assumption Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment and Assumption Agreement, (i) each Assignee Bank thereunder shall be a Bank hereunder with a Proportionate Share as set forth in Schedule A to such Assignment and Assumption Agreement and shall have the rights, duties, and obligations of such a Bank under this Agreement and the other Loan Documents, and (ii) the Assignor Bank thereunder shall be a Bank with a Proportionate Shares as set forth in Schedule A to such Assignment and Assumption Agreement, or, if the Proportionate Share of the Assignor Bank has been reduced to 0%, the Assignor Bank shall cease to be a Bank, provided, however, that each Assignor Bank shall nevertheless be entitled to the indemnification rights contained in Section 11.8 for any events, acts or omissions occurring before the Assignment Effective Date. Each Assignment and Assumption Agreement shall be deemed to amend Schedule A hereof to the extent, and only to the extent, necessary to reflect the addition of each Assignee Bank, the deletion of each Assignor Bank that reduces its Proportionate Share to 0% and the resulting adjustment of Proportionate Shares arising from the purchase by each Assignee Bank of all, or a portion of all, the rights and obligations of an Assignor Bank under this Agreement and the other Loan Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment and Assumption Agreement, Borrower, at Assignee Bank's expense, shall execute and deliver to Agent, in exchange for the surrendered Revolving Loan Note of the Assignor Bank thereunder, a new Revolving Loan Note to the order of each Assignee Bank thereunder and Assignor Bank, if applicable, (with each new Revolving Loan Note to be in an amount equal to the Bank's Commitment assumed by such Assignee Bank or retained by Assignor Bank, if any). The Revolving Note surrendered by the Assignor Bank shall be returned by Agent to Borrower marked "canceled."

                                    11.14.2.1 Agent shall maintain a copy of
each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Banks and the Proportionate Shares of each Bank from time to time. The entries in the register shall be conclusive in the absence of manifest error, and Borrower, Agent, and the Banks, may treat each Person whose name is recorded in the register as the owner of the Loans recorded therein for all purposes of this Agreement. The register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                                    11.14.2.2 Upon its receipt of an Assignment
and Assumption Agreement executed by an Assignor Bank and an Assignee Bank (and, in the case of an Assignee Bank that is not then a Bank, by Borrower and Agent) together with payment to Agent by Assignor Bank of a registration and processing fee of $2,000, Agent shall (i) promptly accept such Assignment and Assumption Agreement, (ii) on the Assignment Effective
Date determined pursuant thereto, record the information contained therein in the register referred to above and give notice of such acceptance and recordation to the Banks and Borrower, and (iii) prepare and deliver to the Banks and Borrower a revised Schedule A reflecting the names, addresses and respective Proportionate Shares of all Banks then parties to this Agreement.

                                    11.14.2.3 If one or more Banks reorganizes,
merges, or consolidates with or into another Bank, Borrower may require all but one of such Banks to assign all of their rights and obligations under this Agreement and the other Loan Documents if Borrower finds one or more Assignee Banks to purchase such interest and such Assignee Banks otherwise satisfy the requirements of this Section.

                  11.15. EFFECTIVE DATE . This Agreement shall be binding and deemed effective as of the date first written above when executed by Borrower and accepted and executed by Agent and the Banks.

                  11.16. COUNTERPARTS . This Agreement may be executed in any number of counterparts and delivered by facsimile transmission. Each counterpart when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, Borrower has executed this Agreement.

                           Borrower:   JORE CORPORATION

                                       By
                                          -------------------------------------
                                          Matthew B. Jore,
                                          President and Chief Executive Officer

                  ACCEPTED AND EFFECTIVE as of the 25th day of July, 2000, in the state of Idaho.

                           Agent:      FIRST SECURITY BANK, N.A.

                                       By
                                          -------------------------------------
                                          Mary G. Monroe, Vice President

                           Banks:      FIRST SECURITY BANK, N.A.

                                       By
                                          -------------------------------------
                                          Mary G. Monroe, Vice President

                                       HARRIS TRUST AND SAVINGS BANK

                                       By
                                          -------------------------------------
                                          David J. Konrad, Vice President

                                   SCHEDULE A

                                     BANKS

         BANK                                                 PROPORTIONATE SHARE
A.       First Security Bank, N.A.                                     4/7

         Address for Notices:

                  119 North 9th Street (83702)
                  Post Office Box 7069
                  Boise, Idaho 83730
                  Attention: Corporate Banking
                  Fax: (208) 393-2472

B.       Harris Trust and Savings Bank                                 3/7

         Address for Notices:

                  111 W. Monroe St.
                  Chicago, Illinois 60603
                  Attention:   David J. Konrad, Vice President, Financial Institutions Division
                  Fax: (312) 765-8353

                                 EXHIBIT 2.1.1.1

                               AUTHORIZED PERSONS


Bank shall make the Revolving Loans (except Sweep Loans) upon written or, at the discretion of Bank, telephonic instructions received from any one of the following:

        1.       Matthew B. Jore, President and Chief Executive Officer
        2.       Mike Jore, Vice President
        3.       Monte Giese, Chief Financial Officer
        4.       Kelly D. Grove, Controller

                                 EXHIBIT 2.1.1.2

                             LIBOR LOAN REQUEST FORM

                                     [DATE]

First Security Bank, N.A.
P.O. Box 7069
Boise, ID   83830

Attention:   Commercial Banking Division

Ladies & Gentlemen:

We refer to the Credit Agreement (the "Agreement"), dated July 25, 2000, between First Security Bank, N.A., as agent ("Agent"), the Banks Named therein ("Banks"), and Jore Corporation ("Borrower"). Borrower requests that Bank make a LIBOR Loan pursuant to the Agreement and specifies as follows:

    1.   The date of the requested Loan is to be _________________________.

    2.   The amount of the requested Loan is to be $______________________.

    3.   The requested Interest Period for the Loan is ___________________.

Borrower certifies to Agent and Banks as of the date of this letter, that the warranties and representations set forth in the Agreement and the other Loan Documents are true and correct, and that no Event of Default, as defined in the Agreement, has occurred and is continuing or would result from the requested Loan.

                                Very truly yours,

                                JORE CORPORATION

                                By
                                   -------------------------------
                                     Title

                                  EXHIBIT 2.1.3

                             FORM OF REVOLVING NOTE

                  See attached.

                                 REVOLVING NOTE


BORROWER:         JORE CORPORATION JULY ___, 2000
                                                                    BOISE, IDAHO
ADDRESS:          45000 HIGHWAY 93 SOUTH
                  RONAN, MONTANA 59864

PRINCIPAL AMOUNT: ________________ DOLLARS ($___________)

                  FOR VALUE RECEIVED, JORE CORPORATION, a Montana corporation ("Borrower"), promises to pay to the order of _________________________ ("Bank") the total principal amount outstanding on this note (the "Note") together with interest thereon as stated below, in lawful money of the United States of America.

                  This Note is executed pursuant to and is a Revolving Note referred to in that certain Credit Agreement, dated July 25, 2000, among Borrower, First Security Bank, N.A., as Agent, and the Banks named therein (as amended, modified, or supplemented from time to time, the "Credit Agreement"). Capitalized terms used but not defined in this Note shall have the same definitions as are ascribed to such terms in the Credit Agreement. This Note is governed by the provisions of the Credit Agreement.

         This Note is a revolving promissory note and evidences a revolving line of credit not to exceed the maximum principal amount stated above at any one time. The amount outstanding on this Note at any specific time shall be the total amount advanced by Bank less the amount of principal payments made from time to time, plus any interest due and payable.

         Borrower agrees that any and all advances made hereunder shall be for Borrower's benefit, whether or not said advances are deposited to Borrower's account. Advances may be made at the request of those persons so identified in the Credit Agreement and such persons are hereby authorized to request advances and to direct the disposition of any such advances in the manner provided in the Credit Agreement until written notice of revocation of this authority is received by Bank from Borrower.

         The outstanding unpaid balance of this Note shall bear interest at a fluctuating per annum rate as set forth in the Credit Agreement. This Note shall be repaid in the manner set forth in the Credit Agreement.

         This Note is secured by a Security Agreement covering equipment, inventory, accounts, general intangibles and other collateral as provided therein and in the Credit Agreement.

         This Note is made in the state of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the state of Idaho governs this Note. All disputes, controversies, or claims arising out of, or in connection with, this Note shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

         Except as expressly provided in the Credit Agreement, the makers, sureties, guarantors and endorsers of this Note jointly and severally waive presentment for payment, protest, notice of protest and notice of nonpayment of this Note, and consent that this Note or any payment due under this Note may be extended or renewed without demand or notice, and further consent to the release of any collateral or part thereof, with or without substitution.

                                JORE CORPORATION

                                By
                                   -----------------------------------
                                   Matthew Jore, President

                                  EXHIBIT 3.1.4

                     FORM OF OPINION OF COUNSEL FOR BORROWER

                  See attached.

                                  EXHIBIT 3.1.9

                          FORM OF LETTER TO ACCOUNTANTS

                            [LETTERHEAD OF BORROWER]

[name and address of accountants]

Ladies and Gentlemen:

We instruct you to send to First Security Bank, N.A. ("Bank") all financial statements (whether preliminary or final), and all reports that are prepared as a result of any audit or other review of our operations, finances or internal controls, specifically including any reports dealing with improper accounting practices, defalcations, financial reporting errors or misstatements or fraud perpetrated on us or by any of our employees or agents. We further instruct you to meet with Bank, upon Bank's request, to discuss such financial statements and any questions regarding the same.

All of the foregoing must be sent to Bank prior to or contemporaneously with such reports being sent to us.

One of the principal purposes of the audited financial statements that you may be asked to prepare is to provide Bank with information regarding our financial condition.

These instructions may only be revoked by a writing signed by an officer of Bank.

Thank you.

JORE CORPORATION



By
  ---------------------------------------
    Its
       ----------------------------------

                                  EXHIBIT 4.13

                                      DEBT

              Lender Name                                     Description                               Date
  ------------------------------------ -------------------------------------------------------------- --------------
  KeyCorp                              Interim Funding Note #10                                       08/04/99

  KeyCorp                              Interim Funding Note #11                                       08/24/99

  Charter Wentworth                    Revision to original loan #4                                   10/15/99

  Charter Wentworth                    Revision to original loan #1                                   10/25/99

  Toyota Motor Credit                  New lease for 2 ea. Forklifts #028590 & 28313                  11/15/99

  KeyCorp                              Interim Funding Note #12                                       11/29/99

  KeyCorp                              Interim Funding Note #13                                       12/07/99

  Toyota Motor Credit                  Change due date to the 1st of the month                        01/01/00

  Mountain West Bank, N.A.             Refinance existing note                                        01/06/00

  Whitefish Credit Union               Refinance existing note: payoff of Ronan State Bank note       01/26/00

  G.E. Capital/Phoenixcor              Additional payment due - difference in payment amounts         02/04/00

  First Security Bank, N.A.            LIBOR Loan ($15M) as part of $25M LOC                          02/15/00

  KeyCorp                              New Schedule created - Schedule #14                            03/28/00

  Treasure State                       Private Placement Loan                                         04/03/00

  KeyCorp                              New Schedule created - Schedule #15                            04/03/00

  KeyCorp                              New Schedule created - Schedule #16                            04/03/00

  KeyCorp                              New Schedule created - Schedule #17                            04/03/00

  First Security Bank, N.A.            LIBOR Loan ($17M) as part of $25M LOC                          04/17/00

  KeyCorp                              New Schedule created - Schedule #18                            06/27/00

  KeyCorp                              New Schedule created - Schedule #19                            06/27/00


                                  EXHIBIT 4.17

                                  SUBSIDIARIES

         None.

                                  EXHIBIT 5.8.4

                       FORM OF BORROWING BASE CERTIFICATE

         See attached.

                           BORROWING BASE CERTIFICATE
                                JORE CORPORATION

I.  CALCULATION OF ELIGIBLE ACCOUNTS AS OF _______________.

    Open Accounts:                                            _______

    Less Ineligible Accounts Reported in Schedule 1:          _______

    Total Eligible Accounts:                                  _______

         85 Percent of Eligible Accounts:                               _______

II.  CALCULATION OF ELIGIBLE INVENTORY AS OF _____________

         Total Inventory:                                     _______

         Less Ineligible Inventory:                           _______

         Total Eligible Inventory:                            _______

         65 Percent of Eligible Inventory:                              _______

III.  TOTAL BORROWING BASE (I + II):                                           ______

V.  LESS OUTSTANDING PRINCIPAL BALANCE UNDER REVOLVING LINE OF CREDIT:                       ______

VI.  TOTAL AVAILABILITY:                                                                     ______

                                  CERTIFICATION

                  Pursuant to the Credit Agreement dated as of July ___, 2000, among Jore Corporation ("Borrower") First Security Bank, N.A., as Agent, and the Banks named therein ("Banks"), Borrower certifies to Agent and Banks that the information in this Borrowing Base Certificate is correct and accurate in all material respects, and that the principal amount of the Revolving Loans outstanding under the Credit Agreement is not in excess of the Commitment Amount (as defined in the Credit Agreement). Borrower represents and warrants to Agent and Banks that Banks have been granted a security interest in the above accounts and inventory and the Eligible Accounts and Eligible Inventory conform to the requirements therefor under the Credit Agreement. Borrower further represents and warrants to Agent and Banks, to the best of Borrower's knowledge, that Borrower is in compliance with the Credit Agreement and no Event of Default has occurred and is continuing thereunder.

                  Dated: ________________

                                Jore Corporation

                                By________________________________
                                     Name___________________________
                                     Title____________________________

                    SCHEDULE 1 TO BORROWING BASE CERTIFICATE

Ineligible Accounts:

90 days past due:
Bankruptcy/Collection:
Affiliated Parties:
Conditional Payment:
Foreign Accounts:
Consignments:
Government Accounts:
Bill and Hold Arrangements:
Account Debtors with over 25% Delinquent Accounts:
Over 50% of Total Accounts:
Accounts for which Borrower liable to Account Debtor:
Encumbered Accounts:
Chattel Paper or Instrument Accounts:
Account Debtors in Unqualified States:

         Total Exclusions:

                                   EXHIBIT 6.1

                                 PERMITTED LIENS

SECURED PARTY                                               MONTANA FINANCING STATEMENT NO.
Hoogovens Aluminum Corp. USA                                517171

Charter Financial, Inc./Wentworth Capital                   542862

International Software Finance Corp.                        544162

The CIT Group/Equipment Financing, Inc.                     545818

NBD Equipment Finance, Inc.                                 548102

NBD Equipment Finance, Inc.                                 548103

KeyCorp Leasing                                             548891

KeyCorp Leasing                                             551169

KeyCorp Leasing                                             551175

KeyCorp Leasing                                             559959

KeyCorp Leasing                                             560504

KeyCorp Leasing                                             562689

KeyCorp Leasing                                             562690

KeyCorp Leasing                                             562691

KeyCorp Leasing                                             563296

Milacron Marketing Company                                  563488

KeyCorp Leasing                                             565776

Big Sky Lift Truck, Inc.                                    518910

Big Sky Lift Truck, Inc.                                    537121

Big Sky Lift Truck, Inc.                                    552351

Charter Financial, Inc./Wentworth Capital                   537013

Charter Financial, Inc./Wentworth Capital                   537014

Charter Financial, Inc./Wentworth Capital                   537015

Charter Financial, Inc./Wentworth Capital                   537016

Phoenixcor, Inc.                                            550894

International Software Finance Corp.                        554699

The CIT Group/Equipment Financing Inc.                      437927

Phoenixcor, Inc.                                            484156





Phoenixcor, Inc.                                            484157

Rogers Machinery Co.                                        488035

Phoenixcor, Inc.                                            535085


                                  EXHIBIT 6.10

                             EMPLOYEE BENEFIT PLANS

         1.       Jore Corporation 401K Plan
         2.       Jore Corporation Flexible Benefits Plan
         3.       Jore Corporation Cafeteria Plan that includes:
                        Health Insurance
                        Dental Insurance
                        Voluntary Life Insurance
                        Short-Term and Long-Term Disability Insurance
         4.       Amended and Restated 1997 Jore Corporation Stock Plan
         5.       1999 Employee Stock Purchase Plan

                                 EXHIBIT 11.14.2

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                  See attached.

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made as of ________________, ______ between _______________________ ("Assignor")
and ______________________ ("Assignee").

                                 R E C I T A L S

                  A. Assignor is a Bank under that certain Credit Agreement dated as of July 25, 2000 (as amended, supplemented or restated from time to time, the "Credit Agreement) among JORE CORPORATION, a Delaware corporation ("Borrower"), the financial institutions from time to time parties thereto (collectively, the "Banks"), and FIRST SECURITY BANK, N.A., as agent for the Banks (in such capacity, "Agent").

                  B. Assignor desires to assign to Assignee [all] [a portion] of its rights and obligations under the Credit Agreement and the other Loan Documents, and be released from such assigned obligations.

                  C. Assignee desires to assume such assigned obligations.

                  NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  1.       DEFINITIONS.

                  Capitalized terms used but not defined in this Agreement shall have the meaning set forth in the Credit Agreement.

                  2.       ASSIGNMENT.

                  Effective on the Assignment Effective Date (as defined in
Section 4 below), Assignor, without recourse and without representation or warranty (except as expressly provided in Section 7 below), assigns to Assignee the Assigned Rights and Obligations (as defined below).

                           [2.1     The "Assigned Rights and Obligations" means
all of Assignor's rights and obligations under the Credit Agreement on the Assignment Effective Date, including without limitation those relating to its Bank's Commitment and any outstanding Loans.]

                           [2.2     The "Assigned Rights and Obligations" means
(a) [$___________] [ ___%] of Assignor's $ Bank's Commitment on the
Assignment Effective Date, (b) the portion of Loans by Assignor outstanding on the Assignment Effective Date that is attributable to the above portion of Assignor's Bank's Commitment, and (c) all of Assignor's other rights and obligations under the Credit Agreement that are attributable to the above portion of Assignor's Bank's Commitment.]

                           2.3      After the Assignment Effective Date, the
Proportionate Share of Assignee shall be ____% and the Proportionate Share of Assignor shall be ___%.


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

                  3.       ASSUMPTION.

                  Effective on the Assignment Effective Date, Assignee accepts the foregoing assignments of, and assumes from Assignor, the Assigned Rights and Obligations.

                  4.       EFFECTIVENESS.

                  The Agreement shall become effective on a date (the "Assignment Effective Date") selected by Assignor, which shall be on or as soon as practicable after the execution and delivery of counterparts of this Agreement by Assignor, Assignee, Agent, and Borrower. Assignor shall promptly notify Assignee, Agent, and Borrower in writing of the Assignment Effective Date.

                  5.       PAYMENTS ON ASSIGNMENT EFFECTIVE DATE.

                  On the Assignment Effective Date, Assignee shall pay to Assignor the principal amount of all Loans made by Assignor pursuant to the Credit Agreement that are attributable to the Assigned Rights and Obligations and outstanding on the Assignment Effective Date. Each of Assignor and Assignee shall pay to the other such amounts (if any) as are specified in any written agreement or exchange of letters between them. Assignee (or Assignor if so agreed in writing by Assignor) shall pay to Agent an assignment registration and processing fee of $2,000.

                  6.       ALLOCATION AND PAYMENT OF INTEREST AND FEES.

                           6.1      Agent shall pay to Assignee all interest,
commitment fees and other amounts not constituting principal that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations ("Borrower Amounts"), that accrue on and after the Assignment Effective Date. If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.

                           6.2      Agent shall pay to Assignor all Borrower
Amounts that accrue before the Assignment Effective Date. If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay them to Assignor.

                  7.       REPRESENTATION AND WARRANTIES.

                           7.1      Each of Assignor and Assignee represents and
warrants to the other as follows:

                                    (i)     It has full power and authority, and
has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement.

                                    (ii)    The making and performance of this
Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it.

                                    (iii)   This Agreement has been duly
executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

                                    (iv)    All approvals, authorizations or
other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

                           7.2      Assignor represents and warrants to Assignee
that Assignor owns the Assigned Rights and Obligations, free and clear of any Lien or other encumbrance.

                           7.3      Assignee represents and warrants to Assignor
 as follows:

                                    (i)     Assignee has made and shall continue
to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower and any other Person obligated under the Loan Documents (collectively, "Credit Parties"), and the value of any collateral now or hereafter securing any of the obligations, indebtedness, liabilities or undertakings under the Loan Documents ("Collateral"), in connection with its assumption of the Assigned Rights and Obligations.

                                    (ii)    Assignee has received a copy of the
Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

                  8.       NO ASSIGNOR RESPONSIBILITY.

                           8.1      Assignor makes no representations or
warranty and assumes no responsibility to Assignee for any or all of the following:

                                    (a)     the execution (by any party other
than Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Documents or for any representations, warranties, recitals or statements made in the Loan Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available by Assignor or Assignee or by or on behalf of any Credit Party to Assignor or Assignee in connection with the Loan Documents and the transaction contemplated thereby;

                                    (b)     the performance or observance of any
of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the existence or possible existence of any Event of Default under the Loan Documents; or

                                    (c)     the accuracy or completeness of any
information provided to Assignee, whether by Assignor or by or on behalf of any Credit Party.


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

                           8.2      Assignor shall have no initial or continuing
duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any of the Credit Parties, or the value of any Collateral, in connection with the assignment of the Assigned Rights and Obligations or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.

                  9.       ASSIGNEE BOUND BY CREDIT AGREEMENT.

                           Effective on the Assignment Effective Date,  Assignee
(a) shall be deemed to be a party to the Credit Agreement, (b) agrees to be bound by the Credit Agreement as it would have been if it had been an original Bank party thereto, and agrees to perform in accordance with their terms all of the obligations that are required under the Loan Documents to be performed by it as a Bank. Assignee appoints and authorizes Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

                  10.      ASSIGNEE RELEASED FROM CREDIT AGREEMENT.

                           Effective on the Assignment Effective Date, Assignor
shall be released from the Assigned Rights and Obligations; PROVIDED, HOWEVER, that Assignor shall retain all of its rights to indemnification under Section
11.8 of the Credit Agreement and the other Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date.

                  11.      GENERAL.

                           11.1     This Agreement constitutes the entire
understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral (other than with respect to any fees payable as provided in Section 5 hereof).

                           11.2     No term or provision of this Agreement may
be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

                           11.3     This Agreement may be executed in one or
more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

                           11.4     Assignor may at any time and from time to
time grant to others pursuant to and as permitted by the Loan Documents assignments of or participations in all or part of Assignor's Bank's Commitment, but not with respect to the Assigned Rights and Obligations.

                           11.5     This Agreement shall be binding upon and
inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other. The preceding sentence shall not limit the right of Assignee to grant to others assignments of or participations in all or part of the Assigned Rights and Obligations to the extent permitted by the terms of the Loan Documents.

                           11.6     All payments to Assignor or Assignee
hereunder shall, unless otherwise specified by the party entitled thereto, be made in United States Dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Credit Agreement shall be as specified on the signature pages of this Agreement.

                           11.7     If any provision of this Agreement is held
invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

                           11.8     Each party shall bear its own expenses in
connection with the preparation and execution of this Agreement.

                           11.9     This Agreement shall be governed by and
construed in accordance with the laws of the state of Idaho.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                  ASSIGNOR:
                                 ---------------------------------------
                                 By:
                                    ------------------------------------
                                 Printed Name:
                                              --------------------------
                                 Title:
                                       ---------------------------------

                                 ASSIGNOR'S NOTICE INSTRUCTIONS:

                                 ---------------------------------------
                                 ---------------------------------------
                                 ---------------------------------------
                                 Attention:
                                           -----------------------------
                                 Reference:
                                           -----------------------------
                                 Telephone: (      )
                                           -----------------------------
                                 Facsimile:  (      )
                                           -----------------------------
                  ASSIGNEE:
                                 ---------------------------------------
                                 By:
                                    ------------------------------------
                                 Printed Name:
                                              --------------------------

                                 Title:
                                       ---------------------------------

                                 ASSIGNOR'S NOTICE INSTRUCTIONS:

                                 ---------------------------------------
                                 ---------------------------------------
                                 ---------------------------------------
                                 Attention:
                                           -----------------------------
                                 Reference:
                                           -----------------------------
                                 Telephone: (      )
                                           -----------------------------
                                 Facsimile:  (      )
                                           -----------------------------


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

*ACKNOWLEDGED AND AGREED:

               BORROWER:         JORE CORPORATION

                                 By:
                                    ------------------------------------
                                 Printed Name:
                                              --------------------------
                                 Title:
                                       ---------------------------------

               AGENT:            FIRST SECURITY BANK, N.A., as Agent

                                 By:
                                    ------------------------------------
                                 Printed Name:
                                              --------------------------
                                 Title:
                                       ---------------------------------





-------------------
     *Delete if Assignee is an existing Bank or an Affiliate thereof.


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